EXECUTION COPY







                       ----------------------------------
                          AGREEMENT AND PLAN OF MERGER
                       ----------------------------------


                                      AMONG

                                    NGP LLC,

                         NATIONAL GOLF PROPERTIES, INC.,

                    NATIONAL GOLF OPERATING PARTNERSHIP, L.P.

                                       AND

                                  NEW NGOP LLC

                         DATED AS OF SEPTEMBER 14, 2002




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                                TABLE OF CONTENTS
                                -----------------


                                                                           PAGE
                                    ARTICLE I
                                 THE NGP MERGER

Section 1.01.     The NGP Merger..............................................2
Section 1.02.     First Effective Time; Closing...............................2
Section 1.03.     Effect of the NGP Merger....................................2
Section 1.04.     Operating Agreement.........................................2
Section 1.05.     Directors and Officers of the NGP Surviving Company.........3
Section 1.06.     Conversion of Capital Stock.................................3
Section 1.07.     Payment for Shares..........................................4
Section 1.08.     Stock Options and Other Equity Awards.......................5
Section 1.09.     Appraisal Rights............................................6

                                   ARTICLE II
                                 THE NGOP MERGER

Section 2.01.     The NGOP Merger.............................................6
Section 2.02.     Second Effective Time.......................................6
Section 2.03.     Effect of the NGOP Merger...................................7
Section 2.04.     Partnership Agreement.......................................7
Section 2.05.     Conversion of Partnership Units.............................7
Section 2.06.     Payment for Common Units....................................8
Section 2.07.     Change in Merger Structure..................................9

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF NGP AND NGOP

Section 3.01.     Organization and Qualification; Subsidiaries...............10
Section 3.02.     Articles of Incorporation and By-Laws......................11
Section 3.03.     Capitalization.............................................11
Section 3.04.     Authority Relative to This Agreement.......................12
Section 3.05.     No Conflict; Required Filings and Consents.................13
Section 3.06.     Permits; Compliance........................................14
Section 3.07.     SEC Filings; Financial Statements..........................14
Section 3.08.     Absence of Certain Changes or Events.......................15
Section 3.09.     Employee Benefit Plans; Labor Matters......................17
Section 3.10.     Contracts..................................................19
Section 3.11.     Litigation.................................................19
Section 3.12.     Environmental Matters......................................20
Section 3.13.     Real Property..............................................21
Section 3.14.     Trademarks, Patents and Copyrights.........................23
Section 3.15.     Taxes......................................................23
Section 3.16.     Board Recommendation.......................................24

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                                                                           PAGE


Section 3.17.     Insurance..................................................24
Section 3.18.     Opinion of Financial Advisor...............................25
Section 3.19.     Brokers and Fees...........................................25
Section 3.20.     Affiliate Transactions.....................................26
Section 3.21.     Indemnification and Other Claims...........................27
Section 3.22.     Anti-takeover Provisions; Rights Agreement.................27
Section 3.23.     Restricted Cash............................................27


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER,
                         NGP L.L.C. AND NGOP MERGER SUB

Section 4.01.     Organization and Qualification.............................27
Section 4.02.     No Conflict; Required Filings and Consents.................28
Section 4.03.     Absence of Litigation......................................29
Section 4.04.     No Activities..............................................29
Section 4.05.     Brokers....................................................29
Section 4.06.     Financing..................................................29

                                    ARTICLE V
                                    COVENANTS

Section 5.01.     Conduct of Business by NGP Pending the Closing.............29
Section 5.02.     Capital Expenditures.......................................32
Section 5.03.     Asset Sales................................................32
Section 5.04.     Notices of Certain Events..................................32

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

Section 6.01.     Stockholders' Meeting......................................33
Section 6.02.     Access to Information; Confidentiality.....................34
Section 6.03.     No Solicitation of Transactions............................35
Section 6.04.     Employee Benefits Matters..................................36
Section 6.05.     Directors' and Officers' Indemnification and Insurance.....37
Section 6.06.     Further Action; Consents; Filings..........................39
Section 6.07.     Public Announcements.......................................40
Section 6.08.     Third Party Standstill Agreements..........................40
Section 6.09.     Event Notices and Other Actions............................40
Section 6.10.     Title Insurance............................................40
Section 6.11.     Information Relating to Financing..........................41
Section 6.12.     Financing..................................................41
Section 6.13.     Subsequent Financial Statements............................41
Section 6.14.     Environmental Investigations...............................41
Section 6.15.     Guarantee..................................................43

                                      -ii-
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                                                                           PAGE

                                   ARTICLE VII
                            CONDITIONS TO THE MERGER

Section 7.01.     Conditions to the Obligations of Each Party to
                  Consummate the Merger......................................43
Section 7.02.     Conditions to the Obligations of NGP and NGOP..............44
Section 7.03.     Conditions to the Obligations of Buyer and NGOP Merger Sub.45

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

Section 8.01.     Termination................................................47
Section 8.02.     Effect of Termination......................................48
Section 8.03.     Termination Fee............................................48
Section 8.04.     Amendment..................................................50
Section 8.05.     Waiver.....................................................51

                                   ARTICLE IX
                               GENERAL PROVISIONS

Section 9.01.     Non-Survival of Representations, Warranties and Agreements.51
Section 9.02.     Notices....................................................51
Section 9.03.     Certain Definitions........................................53
Section 9.04.     Expenses...................................................54
Section 9.05.     Severability...............................................54
Section 9.06.     Assignment; Binding Effect; Benefit........................54
Section 9.07.     Incorporation of Exhibits..................................55
Section 9.08.     Specific Performance.......................................55
Section 9.09.     Governing Law..............................................55
Section 9.10.     Interpretation.............................................56
Section 9.11.     Counterparts...............................................56
Section 9.12.     Entire Agreement...........................................56
Section 9.13.     Waiver of Jury Trial.......................................56

Exhibit A         Form of Amended and Restated Reorganization Agreement
Exhibit B         Surviving NGOP Partnership Agreement
Exhibit C         Voting Agreement
Exhibit D         Form of Purchase Agreement
Exhibit E         Form of Guarantee

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                            GLOSSARY OF DEFINED TERMS

Acquiror................................................................9.03(a)
affiliate...............................................................9.03(b)
AGC....................................................................Recitals
AGC Group Audited GAAP Financial Statements.............................3.07(d)
AGC Group Interim Financial Statements .................................3.07(d)
Agreement..............................................................Preamble
Alternative Transaction....................................................2.07
Amended and Restated Reorganization Agreement .........................Recitals
Articles of Merger.........................................................1.02
B of A..................................................................3.19(b)
Blue Sky Laws...........................................................3.05(b)
business day............................................................9.03(c)
Buyer..................................................................Preamble
Buyer Certificate of Merger................................................1.02
Cap.....................................................................6.15(c)
Closing ...................................................................1.02
Closing Date ..............................................................1.02
Code....................................................................1.07(d)
Competing Transaction...................................................6.03(a)
Confidentiality Agreement ..............................................6.02(b)
Contracts .................................................................3.10
Covered Leases .........................................................7.03(i)
DLLCA..................................................................Recitals
DRULPA ................................................................Recitals
Disclosure Letter.......................................................9.03(d)
Employee ...............................................................3.08(g)
Environmental Claims....................................................3.12(b)
Environmental Consultant(s).............................................6.14(a)
Environmental Laws......................................................3.12(b)
Environmental Permits ..................................................3.12(b)
Environmental Reports...................................................6.14(b)
ERISA...................................................................3.09(a)
ERISA Affiliate.........................................................3.09(c)
Exchange Act............................................................3.05(b)
Expense Reimbursement ..................................................8.03(d)
Financing..................................................................4.06
First Effective Time.......................................................1.02
FMS Financial Data......................................................3.07(e)
GEI.....................................................................2.05(a)
Governmental Entity.....................................................3.05(b)
Guarantors..............................................................6.15(a)
Guarantee...............................................................6.15(a)
Hazardous Materials.....................................................3.12(b)
HSR Act.................................................................3.05(b)
Indebtedness...............................................................3.10

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Indemnification Agreements .............................................6.05(a)
Indemnified Parties ....................................................6.05(d)
Independent Committee..................................................Recitals
Injunction..............................................................7.01(b)
Intellectual Property......................................................3.14
knowledge ..............................................................9.03(e)
Latham..................................................................3.19(b)
Law.....................................................................3.05(a)
Lazard.....................................................................3.18
Lease...................................................................3.13(b)
Lease Threshold Amount..................................................9.03(f)
Leased Properties.......................................................3.13(b)
Lien....................................................................3.13(b)
Litigation.................................................................3.11
Make-Whole Fees.........................................................3.19(d)
MGCL...................................................................Recitals
New Plans ..............................................................6.04(b)
NGOP...................................................................Preamble
NGOP Certificate of Merger ................................................2.02
NGOP Certificates ......................................................2.06(a)
NGOP Common Units......................................................Recitals
NGOP Merger............................................................Recitals
NGOP Merger Consideration...............................................2.05(a)
NGOP Merger Sub .......................................................Preamble
NGOP Partnership Agreement ................................................2.04
NGOP Surviving Partnership ................................................2.01
NGOP Surviving Partnership Agreement.......................................2.04
NGP ...................................................................Preamble
NGP Benefit Plans ......................................................3.09(a)
NGP Board..............................................................Recitals
NGP Business Combination................................................8.03(e)
NGP Certificates .......................................................1.07(a)
NGP Common Stock ......................................................Recitals
NGP Disclosure Schedule ............................................Article III
NGP Employees...........................................................6.04(a)
NGP Material Adverse Effect................................................3.01
NGP Merger.............................................................Recitals
NGP Merger Consideration................................................1.06(a)
NGP Merger Sub ........................................................Preamble
NGP Merger Sub Certificate of Merger ......................................1.02
NGP Option..............................................................1.08(a)
NGP Permits ...............................................................3.06
NGP SEC Reports.........................................................3.07(a)
NGP Stock Award ........................................................1.08(b)
NGP Stock Plans ........................................................1.08(a)
NGP Stock Unit..........................................................1.08(c)

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NGP Stockholders' Meeting...............................................6.01(a)
NGP Subsidiaries ..........................................................3.01
NGP Surviving Company .....................................................1.01
NYSE....................................................................9.03(g)
Old Plans...............................................................6.04(b)
Other Bidders...........................................................3.19(b)
Owned Properties........................................................3.13(a)
Paying Agent ...........................................................1.07(a)
Permitted Liens ........................................................3.13(b)
person..................................................................9.03(h)
Phase I Reports.........................................................6.14(a)
Price Disclosure Schedule...............................................9.03(i)
Price Entity............................................................9.03(j)
Proxy Statement ........................................................6.01(a)
Purchase Agreement.....................................................Recitals
Purchase Price.............................................................4.06
PwC.....................................................................3.19(b)
Real Property ......................................................3.12(a)(ii)
Refinancing Amount......................................................9.03(k)
Registration Rights Agreements..........................................9.03(l)
REIT....................................................................3.15(b)
Release ................................................................3.12(b)
Rent Deferral Agreement.................................................9.03(m)
Reorganization Agreement ..............................................Recitals
Representatives.........................................................6.02(a)
Second Effective Time .....................................................2.02
Securities Act..........................................................3.05(b)
Series A Preferred Unit.................................................2.05(e)
Series B Preferred Unit ................................................2.05(e)
Stock Acquisition...................................................8.03(a)(ii)
Stockholder Approval.......................................................3.04
subsidiary(ies) ........................................................9.03(n)
Superior Proposal.......................................................6.03(a)
Surviving Operating Agreement..............................................1.04
Taxes......................................................................3.15
Tax Returns................................................................3.15
Termination Fee.........................................................8.03(a)
Third-Party Fees........................................................3.19(c)
Third Party Provision......................................................9.06
Title Company..............................................................6.10
Transaction Fees........................................................3.19(b)
Triggering Event........................................................8.03(a)
U.S. GAAP ..............................................................3.07(b)
Voting Agreement ......................................................Recitals
Wachtell................................................................3.19(b)

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

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                  AGREEMENT AND PLAN OF MERGER, dated as of September 14, 2002 (as amended, this "AGREEMENT"), by and among NGP LLC, a Delaware limited liability company (the "BUYER"), NATIONAL GOLF PROPERTIES, INC., a corporation organized under the laws of Maryland ("NGP"), NATIONAL GOLF OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("NGOP"), and NEW NGOP LLC, a Delaware limited liability company, which is wholly-owned by Buyer
("NGOP Merger Sub").

                  WHEREAS, upon the terms and subject to the conditions of this Agreement, Buyer will acquire NGP pursuant to the merger (the "NGP MERGER") of NGP with and into Buyer in accordance with the General Corporation Law of the State of Maryland ("MGCL") and the Delaware Limited Liability Company Act (the "DLLCA") in which all the issued and outstanding shares of common stock, par value $.01 per share, of NGP (the "NGP COMMON STOCK") will be converted into the right to receive a price per share of $12.00 (subject to adjustment as set forth in Section 1.06(a)), to the seller in cash without interest;

                  WHEREAS, upon the terms and subject to the conditions of this Agreement, Buyer will acquire, pursuant to the merger (the "NGOP MERGER") of NGOP Merger Sub with and into NGOP in accordance with the Revised Limited Partnership Act of the State of Delaware ("DRULPA"), certain of the common units of NGOP (the "NGOP COMMON UNITS") at a price per unit of $12.00 (subject to adjustment as set forth in Section 2.05(a)), to the seller in cash without interest;

                  WHEREAS, as a condition to entering into this Agreement, Buyer has required that (i) NGP and NGOP cause the Agreement and Plan of Merger and Reorganization, dated as of March 29, 2002, among NGP, NGOP, American Golf Corporation ("AGC") and certain affiliates (the "REORGANIZATION AGREEMENT") to be amended and restated (the "AMENDED AND RESTATED REORGANIZATION AGREEMENT") in the form set forth as Exhibit A and (ii) Buyer, AGC and certain affiliates to, simultaneously herewith, enter into the Purchase Agreement in the form set forth as Exhibit D hereto (the "PURCHASE AGREEMENT");

                  WHEREAS, each of the Board of Directors of NGP
(the "NGP BOARD") and the Independent Committee of the NGP Board (the "INDEPENDENT COMMITTEE") has declared advisable, the NGP Merger and resolved to recommend that the stockholders of NGP vote to approve the NGP Merger upon the terms and subject to the conditions contained herein;

                  WHEREAS, this Agreement has been approved and adopted by the members of Buyer and NGP Merger Sub, and has been approved and adopted by Buyer as the general partner of NGOP Merger Sub; and

                  WHEREAS, Buyer and NGOP Merger Sub have required, as a condition to their willingness to enter into this Agreement, that, simultaneously herewith, that certain Voting Agreement, dated as of the date hereof and attached hereto as Exhibit C (the "VOTING AGREEMENT"), shall be duly executed and delivered, and pursuant to that certain Voting Agreement, the parties thereto have agreed to, among other things, vote all of the equity interests in NGP and NGOP owned by them, as applicable, in favor of the approval and adoption of this Agreement and the transactions contemplated by this Agreement.

                  NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                 THE NGP MERGER

     Section 1.01. THE NGP MERGER. Upon the terms and subject to the conditions hereof, in accordance with the MGCL at the First Effective Time, NGP shall merge with and into Buyer. Thereafter, Buyer shall be the surviving corporation in the NGP Merger (the "NGP SURVIVING COMPANY"), and shall continue its existence under the laws of the State of Delaware. Upon consummation of the NGP Merger, the separate corporate existence of NGP shall terminate.

     Section 1.02. FIRST EFFECTIVE TIME; CLOSING. As promptly as practicable after the later to occur of (a) the 75th day after the execution of this Agreement and (b) the satisfaction or, if permissible and effected as provided in Section 8.05, waiver of the conditions set forth in Article VII (or such other date as may be agreed to in writing by Buyer and NGP), the parties hereto shall cause the NGP Merger to be consummated by filing articles of merger (the "ARTICLES OF MERGER") with the State Department of Assessments and Taxation of the State of Maryland, and filing a certificate of merger (the "BUYER CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, each in such form as required by, and executed in accordance with, the applicable provisions of the MGCL and the DLLCA, respectively (the date and time of such filing in Delaware, or such later date or time as set forth in the NGP L.L.C. Certificate of Merger, being the "FIRST EFFECTIVE TIME"). Immediately prior to the filing of the Articles of Merger, a closing (the "CLOSING") will be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE."

     Section 1.03. EFFECT OF THE NGP MERGER. At the First Effective Time, the effect of the NGP Merger shall be as provided in the DLLCA and MGCL and in the Buyer Certificate of Merger and Articles of Merger. Without limiting the generality of the foregoing, and subject thereto, at the First Effective Time all the property, rights, privileges, powers and franchises of NGP and Buyer shall be vested in the NGP Surviving Company, and all debts, liabilities and duties of NGP and Buyer shall become the debts, liabilities and duties of the NGP Surviving Company.

     Section 1.04. OPERATING AGREEMENT. At the First Effective Time, (a) subject to the provisions of Sections 6.05(a) and 1.05, the operating agreement of Buyer as in effect immediately prior to the First Effective Time shall continue to be the operating agreement of the NGP Surviving Company (the "SURVIVING OPERATING AGREEMENT"), and (b) the NGP Surviving Company shall change its name to National Golf Properties, L.L.C.

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

     Section 1.05. DIRECTORS AND OFFICERS OF THE NGP SURVIVING COMPANY. (a) The manager of Buyer at the First Effective Time shall, from and after the First Effective Time, become the manager of the NGP Surviving Company until its successors shall have been elected or appointed or qualified or until its earlier resignation or removal in accordance with the Surviving Operating Agreement and (b) the officers of Buyer at the First Effective Time shall, from and after the First Effective Time, be the officers of the NGP Surviving Company until their successors shall have been elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Operating Agreement.

     Section 1.06. CONVERSION OF CAPITAL STOCK. At the First Effective Time, by virtue of the NGP Merger and without any action on the part of Buyer or NGP or the holders of any shares of the NGP Common Stock:

     (a) each share of NGP Common Stock issued and outstanding immediately prior to the First Effective Time (other than any shares of NGP Common Stock to be cancelled pursuant to Section 1.06(c) hereof) shall be converted into the right to receive $12.00 in cash, less any dividends or distributions paid on such share by NGP between the date hereof and the Closing Date (the "NGP MERGER CONSIDERATION"), payable without interest to the holder of such share of NGP Common Stock, upon surrender of the NGP Certificate that formerly evidenced such share of NGP Common Stock;

     (b) each share of NGP Common Stock converted into the NGP Merger Consideration pursuant to Section 1.06(a) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time, and the holders of certificates previously representing any such shares of NGP Common Stock shall cease to have any rights with respect to the shares formerly evidenced thereby, except as otherwise provided herein or by law;

     (c) shares of NGP Common Stock, if any, owned by Buyer or any direct or indirect wholly owned subsidiary of Buyer or NGP shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

     (d) each unit of membership interest of Buyer outstanding immediately prior to the First Effective Time, and all rights in respect thereof shall remain outstanding and represent a unit of membership interest of the NGP Surviving Company, and each such unit of membership interest shall have the identical designation, preferences, limitations and relative rights immediately after the First Effective Time as such unit of membership interest had immediately prior to the First Effective Time; and

     (e) if between the date of this Agreement and the First Effective Time the outstanding shares of NGP Common Stock shall have been changed into a different number of shares by reason of any stock dividend, subdivision, split or combination of shares, the NGP Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, split or combination of shares.

     Section 1.07.     PAYMENT FOR SHARES.

     (a) Prior to the First Effective Time, for the benefit of holders of NGP Common Stock, Buyer shall designate, or shall cause to be designated (pursuant to an agreement in form and substance reasonably acceptable to Buyer and NGP), NGP's transfer agent or such other bank or trust company acceptable to NGP in its reasonable discretion to act as agent (the "PAYING AGENT") for the payment of the NGP Merger Consideration upon surrender of certificates that, prior to the First Effective Time, represented shares of NGP Common Stock (the "NGP CERTIFICATES"), from time to time after the First Effective Time. Prior to the First Effective Time, Buyer shall deposit, or cause NGP Merger Sub to deposit,
(i) with the Paying Agent cash in amounts sufficient for the payment of the NGP Merger Consideration pursuant to Section 1.06(a) upon surrender of NGP Certificates, and (ii) with NGP cash payable pursuant to Section 1.08 in respect of NGP Options.

     (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the First Effective Time but in no event later than the first business day following the Closing Date, the Paying Agent shall mail to each holder of record of a NGP Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the NGP Certificates held by such person shall pass, only upon proper delivery of the NGP Certificates to the Paying Agent and shall be in customary form and have such other provisions as Buyer and NGP may reasonably specify) and (ii) instructions for use in effecting the surrender of the NGP Certificates in exchange for the NGP Merger Consideration. Upon surrender of a NGP Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such NGP Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to Section 1.06(a), and the NGP Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of NGP Common Stock that is not registered in the stock transfer books of NGP, the proper amount of cash may be paid in exchange therefor to a person other than the person in whose name the NGP Certificate so surrendered is registered if such NGP Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such NGP Certificate or establish to the satisfaction of Buyer that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any NGP Certificate.

     (c) STOCK TRANSFER BOOKS. At the close of business on the day on which the First Effective Time occurs, the stock transfer books of NGP shall be closed, and there shall be no further registration of transfers on the stock transfer books of the NGP Surviving Company of the shares of NGP Common Stock that were outstanding immediately prior to the Effective Time. If, after the First Effective Time, NGP Certificates are presented to the NGP Surviving Company or the Paying Agent for transfer or any other reason, they shall be cancelled and exchanged as provided in this Article I.

     (d) WITHHOLDING. The NGP Surviving Company and the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of NGP Common Stock or NGP Options (as defined below) such amounts as they are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the NGP Surviving Company or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of NGP Common Stock or NGP Options in respect of which such deduction and withholding was made by the NGP Surviving Company.

     (e) NO LIABILITY. None of Buyer, NGP, NGP Surviving Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All funds held by the Paying Agent for payment to the holders of unsurrendered NGP Certificates and unclaimed at the end of six months after the First Effective Time shall be returned to Buyer, after which time any holder of unsurrendered NGP Certificates shall look as a general creditor only to Buyer for payment of such funds to which such holder may be due, subject to applicable law. If any NGP Certificates shall not have been surrendered prior to three years after the First Effective Time (or immediately prior to such earlier date on which any NGP Merger Consideration would otherwise escheat to or become the property of any Governmental Entity (as defined herein)), any such NGP Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of Buyer, free and clear of all claims or interest of any Person previously entitled thereto.

     (f) LOST CERTIFICATES. If any NGP Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such NGP Certificate to be lost, stolen or destroyed and, if required by the NGP Surviving Company, the posting by such person of a bond in such reasonable amount as the NGP Surviving Company may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen or destroyed NGP Certificate the NGP Merger Consideration.

     Section 1.08. STOCK OPTIONS AND OTHER EQUITY AWARDS.

     (a) At the First Effective Time, each option to purchase shares of NGP Common Stock outstanding and unexercised as of the First Effective Time (a "NGP OPTION") granted pursuant to the NGP 1993 Stock Incentive Plan for Key Employees of NGP, NGOP and AGC, the 1997 Equity Participation Plan of NGP, NGOP and AGC, the 1995 Independent Director Equity Participation Plan of NGP, as amended from time to time, or otherwise granted by NGP pursuant to an individual agreement (collectively, the "NGP STOCK PLANS") shall become fully vested and immediately exercisable. At the First Effective Time, each NGP Option shall be cancelled and NGP shall pay the holder of such NGP Option in exchange for and in full satisfaction of such NGP Option a cash payment on the Closing Date in an amount in respect thereof equal to the product of (i) the excess, if any, of the NGP Merger Consideration over the exercise price of such NGP Option and (ii) the number of shares of NGP Common Stock subject to the NGP Option, less any income or employment tax withholding required under the Code or any provision of state or local law. NGP shall cause the NGP Board and the Committee under each NGP Stock Plan, as appropriate, to take all actions necessary to effect the foregoing and to ensure that the NGP Options cannot vest or be exercised after the First Effective Time and shall take all actions necessary to terminate the NGP Stock Plans as of the First Effective Time.

     (b) At the First Effective Time, each restricted stock award (a "NGP STOCK AWARD") granted pursuant to the NGP Stock Plans or otherwise granted by NGP pursuant to an individual agreement shall become immediately and fully payable or distributable and the restrictions thereon (including any transfer restrictions) shall lapse and any performance targets shall be deemed achieved in full. At the First Effective Time, NGP shall pay each holder of a NGP Stock Award in exchange for and in full satisfaction of such NGP Stock Award a cash payment in accordance with Section 1.07(b) in an amount in respect thereof equal to the product of (i) the NGP Merger Consideration and (ii) the number of shares of NGP Common Stock subject to such NGP Stock Award, less any income or employment tax withholding required under the Code or any provision of state or local law.

     (c) Subject to Schedule 3.08 of the NGP Disclosure Schedule, at the First Effective Time, all stock units, share units, stock equivalent units or other-equity based rights (other than NGP Options and NGP Stock Awards) held in the NGP Common Stock sub-accounts under the NGP Deferred Compensation Plan or awarded pursuant to any other plan, arrangement or individual agreement (each a "NGP STOCK UNIT") shall immediately vest to the extent not yet vested at the First Effective Time and shall be converted into an obligation to pay cash with a value equal to the product of (i) the NGP Merger Consideration and (ii) the number of shares of NGP Common Stock subject to such NGP Stock Unit. With respect to the obligation to pay cash in respect of the conversion of NGP Stock Units, the obligation shall be payable or distributable in accordance with the terms of the agreement, plan or arrangement relating to the NGP Stock Unit and any distribution election in respect thereof.

     Section 1.09. APPRAISAL RIGHTS. In accordance with Section 3-202 of the MGCL, no appraisal rights shall be available to the holders of shares of NGP Common Stock in connection with the NGP Merger.

                                   ARTICLE II
                                 THE NGOP MERGER

     Section 2.01. THE NGOP MERGER. Upon the terms and subject to the conditions hereof, in accordance with the DRULPA, at the Second Effective Time, NGOP Merger Sub shall merge with and into NGOP. Thereafter, NGOP shall be the surviving partnership in the NGOP Merger (the "NGOP SURVIVING PARTNERSHIP"), and shall continue its existence as a limited partnership under the laws of the State of Delaware. Upon consummation of the NGOP Merger, the separate limited partnership existence of NGOP Merger Sub shall terminate. The provisions of this Article II shall constitute a Plan of Merger under the DRULPA.

     Section 2.02. SECOND EFFECTIVE TIME. As promptly as practicable after the First Effective Time, the parties hereto shall cause the NGOP Merger to be consummated by filing a certificate of merger (the "NGOP CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the applicable provisions the DRULPA (the date and time of such filing, or such later date or time as set forth therein, being the "SECOND EFFECTIVE TIME").

     Section 2.03. EFFECT OF THE NGOP MERGER. At the Second Effective Time, the effect of the NGOP Merger shall be as provided in the DRULPA and the NGOP Certificate of Merger. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time all the property, rights, privileges, powers and franchises of NGOP and NGOP Merger Sub shall be vested in the NGOP Surviving Partnership, and all debts, liabilities and duties of NGOP and NGOP Merger Sub shall become the debts, liabilities and duties of the NGOP Surviving Partnership.

     Section 2.04. PARTNERSHIP AGREEMENT. At the Second Effective Time, the Third Amended and Restated Agreement of Limited Partnership of NGOP, dated as of July 28, 1999, as amended (the "NGOP PARTNERSHIP AGREEMENT") shall be amended and restated in its entirety to read substantially as set forth in Exhibit B hereto (the "NGOP SURVIVING PARTNERSHIP AGREEMENT").

     Section 2.05. CONVERSION OF PARTNERSHIP UNITS. At the Second Effective Time, by virtue of the NGOP Merger and without any action on the part of Buyer, NGOP Merger Sub or NGOP or the holders of any NGOP Common Units:

     (a) each NGOP Common Unit issued and outstanding immediately prior to the Second Effective Time (other than NGOP Common Units to remain outstanding pursuant to Section 2.05(c) or 2.05(f)) shall be converted into the right to receive $12.00 in cash less any distributions paid on such NGOP Common Unit between the date hereof and the Closing Date (the "NGOP MERGER CONSIDERATION"), payable without interest to the holder of such NGOP Common Unit, upon surrender of the NGOP Certificate that formerly evidenced such NGOP Common Unit;

     (b) each NGOP Common Unit converted into NGOP Merger Consideration pursuant to this Section 2.05 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Second Effective Time, and the holders of certificates previously representing any such NGOP Common Units shall cease to have any rights with respect to the units formerly evidenced thereby, except as otherwise provided by law;

     (c) each NGOP Common Unit, if any, owned by Buyer or any direct or indirect wholly owned subsidiary of Buyer, NGOP or Acquiror (giving effect to the transactions contemplated by the Purchase Agreement) shall remain outstanding and shall continue to evidence a common equity interest in the NGOP Surviving Partnership in accordance with the terms of the NGOP Surviving Partnership Agreement;

     (d) the issued and outstanding equity interests of NGOP Merger Sub will be converted into a number of validly issued, fully paid and non-assessable common units of the NGOP Surviving Partnership equal to the number of NGOP Common Units converted into cash pursuant to Section 2.05(a);

     (e) each 8% Series A Cumulative Redeemable Limited Partnership Unit (each, a "SERIES A PREFERRED UNIT") and 9.30% Series B Cumulative Redeemable Limited Partnership Unit (each, a "SERIES B PREFERRED UNIT") of NGOP issued and outstanding immediately prior to the Second Effective Time shall remain outstanding at and after the Second

Effective Time and shall continue to evidence a preferred equity interest in the NGOP Surviving Partnership in accordance with the terms of the NGOP Surviving Partnership Agreement;

     (f) each NGOP Common Unit previously held by NGP (and owned by the NGP Surviving Company as a consequence of the NGP Merger), immediately prior to the Second Effective Time shall remain outstanding and shall continue to evidence a common equity interest in the NGOP Surviving Partnership in accordance with the terms of the NGOP Surviving Partnership Agreement; and

     (g) If between the date of this Agreement and the Second Effective Time the outstanding number of NGOP Common Units shall have been changed into a different number of units by reason of any distribution, subdivision, split or combination of NGP Common Units, the NGOP Merger Consideration shall be correspondingly adjusted to reflect such distribution, subdivision, split or combination of units.

     Section 2.06. PAYMENT FOR COMMON UNITS.

     (a) Prior to the First Effective Time, Buyer shall deposit with the Paying Agent cash in amounts sufficient for the payment of the NGOP Merger Consideration pursuant to Section 2.05(a) upon surrender of certificates that, prior to the Second Effective Time, represented shares of NGOP Common Unit (the "NGOP CERTIFICATES").

     (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Second Effective Time but in no event later than the first business day following the Closing Date, the Paying Agent shall mail to each holder of record of a NGOP Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the NGOP Certificates held by such person shall pass, only upon proper delivery of the NGOP Certificates to the Paying Agent and shall be in customary form and have such other provisions as Buyer and NGOP may reasonably specify) and (ii) instructions for use in effecting the surrender of the NGOP Certificates in exchange for the NGOP Merger Consideration. Upon surrender of a NGOP Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such NGOP Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to Section 2.05(a), and the NGOP Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of an NGOP Common Unit that is not registered in the partnership interest transfer books of NGOP, the proper amount of cash may be paid in exchange therefor to a person other than the person in whose name the NGOP Certificate so surrendered is registered if such NGOP Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such NGOP Certificate or establish to the satisfaction of Buyer that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any NGOP Certificate.

     (c) PARTNERSHIP INTEREST TRANSFER BOOKS. At the close of business on the day on which the Second Effective Time occurs, the partnership interest transfer books of NGOP shall be closed, and there shall be no further registration of transfers on the partnership interest transfer books of the NGOP Surviving Company of the NGOP Common Units that were outstanding immediately prior to the Second Effective Time. If, after the Second Effective Time, NGOP Certificates are presented to the NGOP Surviving Company or the Paying Agent for transfer or any other reason, they shall be cancelled and exchanged as provided in this
Article II.

     (d) WITHHOLDING. The NGOP Surviving Partnership and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of NGOP Common Units such amounts as they are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the NGOP Surviving Partnership or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the NGOP Common Units in respect of which such deduction and withholding was made by the NGOP Surviving Partnership.

     (e) NO LIABILITY. None of Buyer, NGOP Merger Sub, NGOP or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All funds held by the Paying Agent for payment to the holders of unsurrendered NGOP Certificates and unclaimed at the end of six months after the Second Effective Time shall be returned to Buyer, after which time any holder of unsurrendered NGOP Certificates shall look as a general creditor only to Buyer for payment of such funds to which such holder may be due, subject to applicable law. If any NGOP Certificates shall not have been surrendered prior to three years after the Second Effective Time (or immediately prior to such earlier date on which any NGOP Merger Consideration would otherwise escheat to or become the property of any Governmental Entity (as defined herein)), any such NGOP Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of Buyer, free and clear of all claims or interest of any Person previously entitled thereto.

     (f) LOST CERTIFICATES. If any NGOP Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such NGOP Certificate to be lost, stolen or destroyed and, if required by the NGOP Surviving Company, the posting by such person of a bond in such reasonable amount as the NGOP Surviving Company may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen or destroyed NGOP Certificate the NGOP Merger Consideration.

     Section 2.07. CHANGE IN MERGER STRUCTURE. By mutual agreement, NGP, NGOP and Buyer may at any time change the method and determine a new method of effectuating the acquisition of the NGP and NGOP (an "ALTERNATIVE TRANSACTION")(including changing the provisions of Article I and II) if and to the extent they determine the change would be desirable; provided that Alternative Transaction shall not (a) alter or change the amount or type of consideration to be issued to holders of NGP Common Stock or NGOP Common Units as provided herein, (b) materially delay the consummation of the transactions contemplated hereby or (c) adversely affect any party's ability to satisfy any of the closing conditions set forth in Article VII. The parties agree to use their reasonable best efforts to determine promptly after the date hereof whether any Alternative Transaction is desirable. Buyer and NGOP Merger Sub acknowledge and agree that any representation, warranty or covenant of NGP or any NGP Subsidiary which is breached or is not true and correct shall be deemed true and correct and not breached to the extent such breach or inaccuracy resulted from an Alternative Transaction.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF NGP AND NGOP

     Except as set forth in the applicable section of the disclosure schedule delivered to Buyer by NGP (the "NGP DISCLOSURE SCHEDULE") on or prior to the date hereof corresponding to the sections set forth below or the section of the Price Disclosure Schedule specified in the NGP Disclosure Schedule (it being agreed that a disclosure in any one section of such disclosure schedules shall be deemed disclosed in any other section of such disclosure schedules if the relevance of such disclosure to such other section is reasonably apparent) (it being agreed that the mere inclusion of an item in NGP Disclosure Schedule or the Price Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by NGP or NGOP that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a NGP Material Adverse Effect), NGP and NGOP hereby represent and warrant to Buyer that:

     Section 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of NGP and each subsidiary of NGP (the "NGP SUBSIDIARIES") has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, reasonably be expected to have a NGP Material Adverse Effect. Each of NGP and each of the NGP Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a NGP Material Adverse Effect. For purposes of this Agreement, "NGP MATERIAL ADVERSE EFFECT" means any change, effect, circumstance or event that is materially adverse to the business, assets, liabilities, financial condition or results of operation of NGP and the NGP Subsidiaries, taken as a whole, excluding the effects of changes to the extent related to (A) conditions in the United States or global economy or financial or capital markets generally, (B) general changes in conditions (including changes in legal, regulatory or business conditions or changes in U.S. GAAP or weather conditions) in or otherwise affecting the industries or businesses in which NGP and the NGP Subsidiaries operate (in the case of (A) or (B), except to the extent that such changes materially disproportionately affect NGP and the NGP Subsidiaries compared to the manner in which the changes affect the industries or businesses in which NGP and the NGP Subsidiaries operate) or (C) this Agreement or the Purchase Agreement, the announcement or performance hereof or thereof and the transactions and obligations contemplated hereby or thereby.

     Section 3.02. ARTICLES OF INCORPORATION AND BY-LAWS. The copies of NGP's Articles of Incorporation and By-Laws that are set forth as exhibits to NGP's Form 10-Q for the six months ended June 30, 2002 have been made available to Buyer and are complete and correct copies thereof. Such Articles of Incorporation and By-Laws are in full force and effect. NGP is not in violation of any of the provisions of its Articles of Incorporation or By-Laws.

     Section 3.03. CAPITALIZATION.

     (a) The authorized capital stock of NGP consists of (x) 40,000,000 shares of NGP Common Stock and (y) 5,000,000 shares of preferred stock, par value $.01 per share, 1,500,000 shares of which are designated as NGP 8% Series A Cumulative Redeemable Preferred Stock and 1,400,000 shares of which are designated NGP 9.30% Series B Cumulative Redeemable Preferred Stock. As of the date hereof, there were 13,119,148 shares of NGP Common Stock issued and outstanding, all of which were validly issued and fully paid and nonassessable and were not issued in violation of any preemptive right, and as of the date hereof, (i) 1,394,925 shares of NGP Common Stock were reserved for issuance pursuant to the NGP Stock Plans, (ii) 1,500,000 shares of 8% Series A Cumulative Redeemable Preferred Stock were issuable upon exchange of the Series A Preferred Units, (iii) 1,400,000 shares of 9.30% Series B Cumulative Redeemable Preferred Stock were issuable upon exchange of Series B Preferred Units and (iv) 7,413,391 shares of NGP Common Stock were issuable upon conversion of NGOP Common Units. From January 1, 2002 through the date hereof, NGP has not issued any additional shares of capital stock except pursuant to the exercise of outstanding options, restricted stock awards or the conversion or exchange of NGOP Common Units, Series A Preferred Units or Series B Preferred Units described above.

     (b) As of the date hereof, 20,532,539 NGOP Common Units, 1,500,000 Series A Preferred Units and 1,400,000 Series B Preferred Units were issued and outstanding, all of which were validly issued and fully paid and nonassessable.

     (c) As of the date hereof, NGP Options to purchase 357,025 shares of NGP Common Stock are issued and outstanding under the NGP Stock Plans. As of the date hereof, pursuant to the NGP Stock Awards, 83,500 shares of NGP Common Stock are issued and outstanding. As of the date hereof, NGOP Common Units relating to 13,119,148 shares of NGP Common Stock are issued and outstanding. The shares of NGP Common Stock referred to in subsection (a) above that are reserved for issuance, consisting of the shares reserved under the NGP Stock Plans, and the 357,025 shares of NGP Common Stock reserved for issuance for outstanding NGP Options, have not been issued and will not be issued prior to the First Effective Time, and no commitment has been or will be made for their issuance, other than (in the case of both preceding clauses) pursuant to the exercise of the NGP Options described above that are issued and outstanding under the NGP Stock Plans and the NGP Stock Awards as of the date of this Agreement. Section 3.03(c) of the NGP Disclosure Schedule sets forth the exercise prices and number of shares of NGP Common Stock in respect of outstanding NGP Options under the NGP Stock Plans.

     (d) Except as issued pursuant to any of the NGP Stock Plans, the NGP Deferred Compensation Plan or pursuant to agreements or arrangements described in Section 3.03 of NGP Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which NGP or any NGP Subsidiary is a party or by which NGP or any NGP Subsidiary is bound relating to the issued or unissued capital stock of NGP or any NGP Subsidiary or obligating NGP or any NGP Subsidiary to issue, exchange, or sell any shares of capital stock of, or other equity interests in, NGP or any NGP Subsidiary. There are no outstanding contractual obligations of NGP or any NGP Subsidiary to repurchase, redeem or otherwise acquire any shares of NGP Common Stock or any equity interest of any NGP Subsidiary. Each outstanding equity interest of each NGP Subsidiary except for NGOP is duly authorized, validly issued, fully paid and nonassessable and each such equity interest owned by NGP or another NGP Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on NGP's or such other NGP Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except as would not reasonably be expected to have, individually or in the aggregate, a NGP Material Adverse Effect. Section 3.03 of the NGP Disclosure Schedule sets forth each subsidiary of NGP and the ownership interest therein of NGP. Each outstanding equity interest of NGOP is duly authorized, validly issued, fully paid and nonassessable and each such equity interest owned by NGP is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, charges and other encumbrances of any nature whatsoever, except for such restrictions as are contained in the NGOP Partnership Agreement. Except for the capital stock of or other equity or ownership interests in the NGP Subsidiaries, NGP does not own, directly or indirectly, any capital stock or other equity or ownership interest in any other entity. There are no material outstanding contractual obligations of NGP or any NGP Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution, equity contribution or otherwise) in, any NGP Subsidiary or any other person, other than guarantees by NGP of any indebtedness of any NGP Subsidiary.

     (e) All dividends or distributions on NGP Common Stock and NGOP Common Units, Series A Preferred Units and Series B Preferred Units, which have been declared prior to the date of this Agreement, have been paid in full. Neither NGP nor NGOP is in arrears with respect to dividends or other distributions on any outstanding shares or units of NGP Common Stock, NGOP Common Units, Series A Preferred Units or Series B Preferred Units.

     Section 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of NGP and NGOP have all necessary corporate or partnership, respectively, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions (including the NGP Merger and the NGOP Merger) contemplated herein to be consummated by NGP or NGOP, respectively. The execution and delivery of this Agreement by NGP, both on its own behalf and in its capacity as general partner of NGOP, and the consummation by NGP and NGOP of such transactions have been duly and validly authorized by all necessary corporate or partnership action (including authorization by the Board and Independent Committee of NGP) and no other corporate or partnership proceedings on the part of NGP, either on its own behalf or in its capacity as general partner of NGOP, as the case may be, are necessary to authorize this Agreement or to consummate such transactions (other than the adoption of this Agreement by the requisite affirmative vote of the stockholders of NGP as required by the MGCL (the "STOCKHOLDER APPROVAL") and the consent to this Agreement by the holders of NGOP Common Units and the holders of the Series A Preferred Units and Series B Preferred Units). This Agreement has been duly and validly executed and delivered by NGP and NGOP and (assuming due authorization, execution and delivery by the other parties hereto) constitutes a legal, valid and binding obligation of each of NGP and NGOP, enforceable against each of NGP and NGOP in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies.

     Section 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) The execution and delivery of this Agreement by NGP and NGOP does not, and the performance of this Agreement by NGP and NGOP will not, (i) conflict with or violate any provision of the Articles of Incorporation or By-Laws of NGP or any equivalent organizational documents of any NGP Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in
Section 3.05(b) have been obtained and all filings and obligations described in
Section 3.05(b) have been made, conflict with or violate any foreign or domestic law (including common law), statute, ordinance, rule, regulation, order, judgment or decree ("LAW") applicable to NGP or any NGP Subsidiary or by which any property or asset of NGP or any NGP Subsidiary is bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of any right or obligation, or result in the creation of a Lien, mortgage, pledge, charge, security interest or other encumbrance of any kind on any property or asset of NGP or any NGP Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not reasonably be expected to (A) have, either individually or in the aggregate, a NGP Material Adverse Effect or (B) prevent or materially delay the performance of this Agreement by NGP or NGOP.

     (b) The execution and delivery of this Agreement by NGP and NGOP does not, and the performance of this Agreement by NGP and NGOP will not, require any consent, approval, order, authorization or permit of, or filing with or notification to, any government or any agency, court, tribunal, commission, board, bureau, department, political subdivision or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state, local, multinational (including, but not limited to, the European Community), provincial, municipal, domestic or foreign (each, a "GOVERNMENTAL ENTITY"), except (i) for compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), state securities or "blue sky" laws ("BLUE SKY LAWS"), the NYSE, state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT") or similar antitrust filings or notifications in other jurisdictions, filing and recordation of the Articles of Merger as required by the MGCL, the NGP Merger Sub Certificate of Merger and the NGOP Certificate of Merger as required by the DLLCA and the DRULPA, and as set forth in Section 3.05(b) of NGP Disclosure Schedule and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to (A) prevent or materially delay consummation of the NGP Merger or the NGOP Merger or (B) have, either individually or in the aggregate, a NGP Material Adverse Effect.

     Section 3.06. PERMITS; COMPLIANCE. Each of NGP and the NGP Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for NGP or any NGP Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "NGP PERMITS"), except where the failure to have, or the suspension or cancellation of, any of NGP Permits would not reasonably be expected to, either individually or in the aggregate, (A) have a NGP Material Adverse Effect or (B) prevent or materially delay the performance of this Agreement by NGP or NGOP, and, as of the date of this Agreement, no suspension or cancellation of any NGP Permits is pending or, to the knowledge of the executive officers of NGP, threatened, except where the failure to have, or the suspension or cancellation of, any of NGP Permits would not reasonably be expected to, either individually or in the aggregate, (A) have a NGP Material Adverse Effect or (B) prevent or materially delay the performance of this Agreement by NGP or NGOP. Neither NGP nor any NGP Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to NGP or any NGP Subsidiary or by which any property or asset of NGP or any NGP Subsidiary is bound or affected or (ii) any NGP Permits, except for any such conflicts, defaults or violations that would not reasonably be expected to, either individually or in the aggregate, (A) have a NGP Material Adverse Effect or (B) prevent or materially delay the performance of this Agreement by NGP or NGOP.

     Section 3.07. SEC FILINGS; FINANCIAL STATEMENTS.

     (a) NGP has filed all forms, reports, schedules, statements and documents required to be filed by it under the Exchange Act since January 1, 1999 through the date of this Agreement (collectively, the "NGP SEC REPORTS"). The NGP SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Exchange Act and (ii) did not, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or incorporated by reference or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. To the knowledge of NGP, as of the date hereof NGP has no outstanding and unresolved comments or inquiries from the SEC with respect to either (i) the NGP SEC Reports or (ii) any other matter relating to NGP.

     (b) The audited and unaudited NGP consolidated financial statements (including, in each case, any notes thereto) contained in the NGP SEC Reports, were prepared in all material respects in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of NGP and the consolidated NGP Subsidiaries and the consolidated results of operations and changes in consolidated financial position (as applicable) or cash flows at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to year-end audit adjustments which were not and are not expected to be, individually or in the aggregate material in amount or effect).

     (c) Except as set forth on the consolidated balance sheet of NGP as of December 31, 2001, including the notes thereto, or in any of the NGP SEC Reports filed prior to the date hereof, neither NGP nor any NGP Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for (1) accrued and unpaid distributions with respect to the Series A Preferred Units and Series B Preferred Units in the amount set forth on Section 3.03(e) of the NGP Disclosure Schedule and (2) liabilities or obligations incurred in the ordinary course of business since December 31, 2001 that have not and would not reasonably be expected to, either individually or in the aggregate, (A) have a NGP Material Adverse Effect or (B) prevent or materially delay the performance of this Agreement by NGP.

     (d) Schedule 3.07(d) of the NGP Disclosure Schedule sets forth true and correct copies of (i) the audited combined balance sheet of the AGC Group (as defined therein) at December 31, 2001 and December 31, 2000 and (ii) the audited combined results of operations and changes in financial position or cash flows of the AGC Group for the years ended December 31, 2001, December 31, 2000 and December 31, 1999, including in each case of clause (i) and (ii) the notes thereto (together, the "AGC GROUP AUDITED GAAP FINANCIAL STATEMENTS"). The AGC Group Audited GAAP Financial Statements fairly present in all material respects the combined financial position of the AGC Group at the respective dates specified therein and the combined results of operations and changes in financial position or cash flows of the AGC Group for the respective periods specified therein (except as may be indicated in the notes thereto), and were prepared in all material respects in accordance with U.S. GAAP consistently applied. Schedule 3.07(d) of the NGP Disclosure Schedule sets forth true and complete copies of the combined unaudited balance sheet of the AGC Group at June 30, 2002, and the combined unaudited results of operations and changes in financial position or cash flows of the AGC Group for the six months ended June 30, 2002 (the "AGC GROUP INTERIM FINANCIAL STATEMENTS"). The AGC Group Interim Financial Statements fairly present in all material respects the combined financial position of the AGC Group at June 30, 2002, and the combined results of operations and changes in financial position or cash flows of the AGC Group for the six-month period then ended and were prepared in all material respects in accordance with U.S. GAAP consistently applied (except as may be indicated in the notes thereto and subject to year-end audit adjustments which are not expected to be individually or in the aggregate material in amount or effect).

     (e) Section 3.07(e) of the NGP Disclosure Schedule contains the interim management basis financial data relating to the AGC Group (other than European Golf LLC, European Golf Corporation, Myreshan, Inc., RSJ Golf, Inc. and Fairway Systems, Inc.) for the six month period ended June 30, 2002 (the "FMS FINANCIAL DATA"). The FMS Financial Data reports on a management basis, consistently applied, the financial performance of the AGC Group (other than European Golf LLC, European Golf Corporation, Myreshan, Inc., RSJ Golf, Inc. and Fairway Systems, Inc.), as reported internally to AGC's management.

     Section 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2001, except as contemplated by or as disclosed in this Agreement, the Purchase Agreement or as disclosed in any of the NGP SEC Reports, NGP and the NGP Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

     (a) any event, change, condition, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a NGP Material Adverse Effect;

     (b) any event that would reasonably be expected to prevent or materially delay the performance of this Agreement by NGP or NGOP;

     (c) any change by NGP in its accounting methods, principles or practices (other than as required by U.S. GAAP);

     (d) any declaration, setting aside or payment of any dividend or other distribution in respect of the shares of NGP Common Stock, the NGOP Common Units, Series A Preferred Units or Series B Preferred Units or any repurchase, redemption, or other acquisition by NGP or any NGP Subsidiary (other than the repurchase by any wholly-owned subsidiary of its own capital stock or equity interests) of any outstanding shares of capital stock or other equity interests in NGP or any NGP Subsidiary;

     (e) any amendment of any provision of the Certificate of Incorporation (or similar organizational documents) or by-laws of, or of any material term of any outstanding capital stock or other equity interest issued by NGP or any NGP Subsidiary;

     (f) any incurrence, assumption or guarantee by NGP or any NGP Subsidiary of any Indebtedness other than (x) borrowings under existing short term credit facilities consistent with past practice or (y) the guarantee by NGP of any indebtedness of any NGP Subsidiary;

     (g) any (i) grant of any severance or termination pay to any current, former or retired employee, officer, consultant, independent contractor, agent or director ("EMPLOYEE") of NGP or any NGP Subsidiary, (ii) employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any Employee of NGP or any NGP Subsidiary entered into, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to Employees of NGP or any NGP Subsidiary, in each of cases (i) through (iv), other than in the ordinary course of business consistent with past practice;

     (h) acquisition or disposition by NGP or any NGP Subsidiary of any asset with a value over $1 million or any merger or consolidation with any third party by NGP or any NGP Subsidiary;

     (i) any split, combination or reclassification of NGP's or any NGP Subsidiary's capital stock or of any other equity interests in NGP or any NGP Subsidiary, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock or of any other equity interests in NGP or any NGP Subsidiary;

     (j) entry by NGP or any NGP Subsidiary into any joint venture, partnership or similar agreement with any person other than a wholly-owned subsidiary; or

     (k) any authorization of, or commitment or agreement to take any of, the foregoing actions.

     Section 3.09. EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

     (a) Section 3.09(a) of the NGP Disclosure Schedule lists each employee benefit plan, program, policy, practice, or other arrangement providing benefits to any Employee of NGP or any NGP Subsidiary, NGOP or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by NGP or any NGP Subsidiary, NGOP or any of its subsidiaries or to which NGP or any NGP Subsidiary, NGOP or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the rules, regulations and class exemptions of the Department of Labor thereunder ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program, agreement or policy (the "NGP BENEFIT PLANS"). (For purposes of this section, Sections 3.09(g), 5.01(f) and 6.04 all references to NGP or any NGP Subsidiary shall also include NGOP and any of it subsidiaries.) NGP or an NGP Subsidiary has made available to the Buyer current, accurate and complete copies of (i) each NGP Benefit Plan, including all amendments thereto; (ii) trust or funding agreements with respect thereto; (iii) the two (2) most recent annual filings required under applicable pension Laws in connection with each such NGP Benefit Plan or related trust; (iv) the most recent determination letters received from the Internal Revenue Service, if any, for each such NGP Benefit Plan; and (v) the most recent summary plan description.

     (b) With respect to each NGP Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code, the Internal Revenue Service has issued a favorable determination letter that has not been revoked and, except as would not reasonably be expected to have a NGP Material Adverse Effect, to the knowledge of the NGP or NGOP, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any qualified plan or the related trust.

     (c) Except as would not reasonably be expected to have a NGP Material Adverse Effect, (i) with respect to each NGP Benefit Plan, NGP and the NGP Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such NGP Benefit Plans, (ii) each NGP Benefit Plan has been administered in all material respects in accordance with its terms, (iii) there is not now, nor, to the knowledge of NGP or NGOP, do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a NGP Benefit Plan or the imposition of any lien on the assets of NGP or the NGP Subsidiaries under ERISA or the Code, (iv) there is no pending or, to the knowledge of NGP or any NGP Subsidiary, threatened litigation relating to the NGP Benefit Plans, (v) neither NGP or any NGP Subsidiary has engaged in a transaction with respect to any NGP Benefit Plan that could subject such company or the Buyer to a tax or penalty imposed by either Section 4975 or Chapter 43 of Subtitle D of the Code or Section 502 of ERISA, and (vi) there is no liability to NGP or any NGP Subsidiary as a result of a failure to comply with the group health plan requirements of Section 701 et seq. of the Code and Section

701 et seq. of ERISA. No NGP Benefit Plan (other than a multiemployer plan as defined in Section 3(37) of ERISA), is or has been subject to Title IV or
Section 302 of ERISA or Section 412 or 4971 of the Code nor has NGP or any NGP Subsidiary incurred any liability, which could subject the Buyer to material liability under Section 4062, 4063 or 4064 of ERISA except as would not be reasonably expected to have a NGP Material Adverse Effect. None of NGP, any NGP Subsidiary or any ERISA Affiliate has, at any time during the last six years, sponsored, maintained or contributed to or been obligated to sponsor, maintain or contribute to any multiemployer plan within the meaning of Section 3(37) or
Section 4001(a)(3) of ERISA. "ERISA AFFILIATE" shall mean, with respect to any NGP or any NGP Subsidiary, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m), or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included NGP or any NGP Subsidiary, or that is, or was at the relevant time, a member of the same "controlled group" as NGP or any NGP Subsidiary pursuant to Section 4001(a)(14) of ERISA; PROVIDED, HOWEVER, that ERISA Affiliate shall not include any Price Entity.

     (d) Neither NGP nor any NGP Subsidiary has any material liability, contingent or otherwise, to provide (or has ever represented, promised or contracted to any Employee of NGP or any NGP Subsidiary that such Employee would be provided with) life insurance, medical or other employee welfare benefits upon retirement or termination of employment, except as may be required by
Section 4980B of the Code.

     (e) Except as set forth on Section 3.09(e) of the NGP Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in, cause the accelerated vesting, funding, any payment (including, without limitation, severance, unemployment compensation, forgiveness of indebtedness or otherwise) becoming due or increase the amount or value of, any benefits otherwise payable to any Employee of NGP or any NGP Subsidiary under any NGP Benefit Plan or otherwise or (ii) require the funding of any trust or other funding vehicle.

     (f) To the knowledge of NGP, neither NGP nor any NGP Subsidiary is a party to any collective bargaining or other union contract applicable to persons employed by NGP or any NGP Subsidiary and no such agreement or contract is currently being negotiated and, to the knowledge of NGP, no activities the purpose of which is to achieve union representation of all or some of such employees are threatened or ongoing or have resulted in any petition for a representation election filed with the National Labor Relations Board in the past three months. As of the date of this Agreement, to the knowledge of NGP or NGOP, none of NGP, any NGP Subsidiary or their respective representatives or Employees, has committed any unfair labor practices in connection with the operation of the respective businesses of NGP or any NGP Subsidiary, except as would not reasonably be expected to have a NGP Material Adverse Effect. None of NGP and any NGP Subsidiary is currently involved in any actual or, to the knowledge of NGP, threatened material labor dispute, grievance, or litigation relating to labor matters involving any Employees in the United States, including, without limitation, violation of any federal, state or local labor, safety or employment or employment discrimination laws, charges of unfair labor practices or discrimination complaints.

     Section 3.10. CONTRACTS. All written contracts, agreements, loan agreements, debt instruments, guarantees, leases and executory commitments to which NGP or any NGP Subsidiary is a party or by which any of their properties or assets are bound (other than leases of real property, which are addressed in Section 3.13 below) which (a) have been filed as exhibits to the NGP SEC Reports, (b) contain any Indebtedness obligation or which are loan agreements, indentures, notes, bonds, debentures (in each case relating to Indebtedness in excess of $500,000), (c) contain any agreement whereby NGP or any of the NGP Subsidiaries has any continuing material contractual liability (1) for indemnification under any agreement relating to the sale of real estate previously owned or (2) to pay any additional purchase price for any asset or property, (d) include any agreement by NGP or any of the NGP Subsidiaries providing for the sale of, or option to purchase, real estate which are currently in effect, (e) contain obligations or liabilities of NGP or an NGP Subsidiary in excess of $500,000, (f) involve payments based on profits or revenues of NGP or a NGP Subsidiary, (g) are employment or management agreements, (h) include any noncompetition or nonsolicitation covenant or any exclusive dealing or similar arrangement that limits the ability of NGP or any NGP Subsidiary to compete (geographically or otherwise) in any line of business, or (i) are otherwise material to the businesses, properties or assets of NGP and the NGP Subsidiaries are hereinafter referred to collectively as the "CONTRACTS." As of the date hereof, each of the Contracts is a legal, valid and binding obligation of NGP or a NGP Subsidiary (assuming the due authorization, execution and delivery by the other parties thereto) and to the knowledge of NGP is in full force and effect and enforceable against each party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by the availability of equitable remedies (whether in proceedings at law or equity). As of the date hereof, neither NGP nor any NGP Subsidiary has received written notice of cancellation of or material default under or intent to cancel or call a default under any of the Contracts and, to the knowledge of NGP, none of the Contracts is in default by its terms. NGP and each NGP Subsidiary has performed or is in compliance with all material obligations required to be performed by it to date under the Contracts, and, assuming receipt of the consents and approvals set forth in
Section 3.05, to the knowledge of NGP, there exists no event or condition (including the execution of this Agreement and the consummation of the transaction contemplated hereby) which with or without notice or lapse of time or both would be a material breach or a material default on the part of NGP or any NGP Subsidiary or on the part of the other party to such Contracts. For the purpose of this Agreement "INDEBTEDNESS" shall mean (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), and (v) guarantees of any such indebtedness of any other Person.

     Section 3.11. LITIGATION. Except as specifically disclosed in the NGP SEC Reports filed prior to the date of this Agreement, there is no suit, claim, action, proceeding, arbitration, review or investigation (in the case of any suit, claim, action, proceeding or arbitration, that has been served on NGP or any NGP Subsidiary and in the case of any review or investigation, to the knowledge of NGP) ("LITIGATION") pending or, to the knowledge of NGP, threatened in writing to which NGP or any NGP Subsidiary is a party which is reasonably likely, either individually or in the aggregate, to have a NGP Material Adverse Effect or prevent or materially delay the performance of this Agreement by NGP or NGOP. To NGP's knowledge, no suit, claim, action, proceeding arbitration, review or investigation has been threatened in writing against NGP, any NGP Subsidiary, or any of their respective present or former officers, directors or employees in their capacity as such or before any court or governmental or regulatory authority, which is reasonably likely, either individually or in the aggregate, to have a NGP Material Adverse Effect. Except as disclosed in the NGP SEC Reports filed prior to the date of this Agreement, neither NGP nor any NGP Subsidiary is subject to any outstanding order, writ, injunction, judgment, rule or order of any court or Governmental Entity or arbitrator or decree which would, either individually or in the aggregate, reasonably be expected to have a NGP Material Adverse Effect or prevent or materially delay the performance of this Agreement by NGP or NGOP. To NGP's knowledge, no claim has been made and is now pending under any directors' and officers' liability insurance policy currently maintained by NGP or any of the NGP Subsidiaries.

     Section 3.12. ENVIRONMENTAL MATTERS.

     (a) Except as would not reasonably be expected to have a NGP Material Adverse Effect:

          (i) NGP and NGP Subsidiaries are in compliance with all applicable Environmental Laws and all Environmental Permits.

          (ii) (A) NGP and NGP Subsidiaries have not Released Hazardous Materials on any of the real property presently owned, leased, subleased, licensed managed, occupied or operated by NGP or any NGP Subsidiary (collectively, the "REAL PROPERTY"), except in compliance with applicable Environmental Laws; and (B) there is no condition (x) at any Real Property or (y) to the knowledge of NGP or any of the NGP Subsidiaries, caused by NGP or any of the NGP Subsidiaries at any real property formerly owned, leased, subleased, licensed, managed, occupied or operated by NGP or any of the NGP Subsidiaries; in each case (x) and (y) that is in violation of Environmental Laws or would reasonably be expected to give rise to an Environmental Claim.

          (iii) Neither NGP nor any of the NGP Subsidiaries has received any written, or to the knowledge of NGP or any of the NGP Subsidiaries, oral, notice from any Governmental Authority indicating, (A) a violation of applicable Environmental Laws relating to the Real Property, or (B) that NGP or any of the NGP Subsidiaries or the operation or condition of the Real Property are in violation of any Environmental Laws.

          (iv) There are no Environmental Claims pending, or to the knowledge of NGP or NGP Subsidiaries threatened, against NGP or NGP Subsidiaries or the Real Property.

     (b) NGP and NGP Subsidiaries have made available to Buyer copies of environmental assessments or audit reports in NGP's or NGP Subsidiaries' possession relating to the Real Property.

     For purposes of this Agreement:

     "ENVIRONMENTAL CLAIMS" means all actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating to any Environmental Law, any Environmental Permit or the Release of any Hazardous Materials.

     "ENVIRONMENTAL LAWS" means any applicable Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of health or safety or the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release, discharge of or exposure to Hazardous Materials, as in effect as of the date hereof.

     "ENVIRONMENTAL PERMITS" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

     "HAZARDOUS MATERIALS" means any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

     "RELEASE" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing any Hazardous Materials into or upon any land or water or air.

     Section 3.13. REAL PROPERTY.

     (a) Schedule 3.13(a) of the NGP Disclosure Schedule sets forth a complete and accurate list of all real property owned in fee by NGOP and NGP (collectively, the "OWNED PROPERTIES") and the address of each Owned Property. NGP and NGOP further represent and warrant to Buyer that (i) NGOP and NGP have good and valid fee title to the Owned Property subject only to the Liens that are Permitted Liens except where the failure to have such good and valid title would not have a NGP Material Adverse Effect; (ii) except as set forth on
Schedule 3.13(a) of the NGP Disclosure Schedule, none of the Owned Properties is subject to any mortgages, deeds of trust or other security instruments of a similar nature; (iii) NGOP and NGP are in possession of each of the Owned Properties and with the exception of the NGOP Leases (as defined in the Purchase Agreement) and the NGOP third party leases set forth on Schedule 3.13(a) of the NGP Disclosure Schedule, there are no leases, tenancies or other occupancies affecting any of the Owned Properties; and (iv) NGOP and NGP have rights of egress and access to each of the Owned Properties necessary for the conduct of their business thereon except where the failure to have such rights of egress and access would not have a NGP Material Adverse Effect.

     (b) Schedule 3.13(b) of the NGP Disclosure Schedule sets forth a complete and accurate list of all real property leased, subleased, operated, licensed, managed or otherwise occupied by NGOP as tenant (collectively, the "LEASED PROPERTIES"), and the address of the premises leased thereunder. Complete and correct copies of all leases and other agreements pursuant to which each Leased Property is demised to NGOP, including all amendments or modifications thereof and all side letters or other instruments affecting the obligations of any party thereunder (any such agreement, a "LEASE") have been made available to Buyer. NGP and NGOP further represent and warrant to Buyer that: (i) NGOP has valid leasehold estates in each of the Leased Properties, except where the failure to have such valid leasehold estate would not have a NGP Material Adverse Effect; (ii) except as set forth in Schedule 3.13(b) of the NGP Disclosure Schedule, no written notice of termination or notice of default has been received by NGOP relating to any of the Leased Properties, and no event has occurred which, with notice and lapse of time, would constitute a default under any Lease, except as would not have a NGP Material Adverse Effect; (iii) except as set forth in Schedule 3.13(b) of the NGP Disclosure Schedule, NGOP has not assigned, transferred, conveyed, mortgaged or encumbered any interest in any of the Leased Properties; (iv) there are no pending, or to the knowledge of NGP or NGOP, threatened proceedings which might interfere with the use and quiet enjoyment of NGOP under any Lease; and (v) to the actual knowledge of NGP and NGOP (without in each case the requirement of inquiry) except as set forth on
Schedule 3.13(b) of the NGP Disclosure Schedules, the leasehold estate of the lessee under each Leased Property is either (A) prior in right to any and all mortgages or deeds of trust or (B) the beneficiary of a valid commercially reasonable non-disturbance agreement, executed by the holder of any prior mortgage or deed of trust, which has been recorded in the appropriate land records (it being understood that a breach of this clause (v) with respect to any Leased Property will not be deemed to have occurred unless it is reasonably likely that there would be a foreclosure on the lessor's interest in such Leased Property). As used herein, the term "LIEN" means any lien, claim, security interest, option, right of first refusal or first offer, charge, easement, restriction, covenant or other encumbrance or title matter and the term "PERMITTED LIENS" means, collectively, (i) Liens disclosed in Schedule 3.13(b) of the NGP Disclosure Schedule; (ii) Liens for taxes and assessments not yet due and payable or which are being contested in good faith; (iii) any state of facts that an accurate survey may show provided that such survey would not reveal a material restriction on the use of the Real Property as golf courses; (iv) all Laws of the United States, the state in which each Real Property is located, or any agency, department, commission, bureau or instrumentality of any of the foregoing having jurisdiction over each such Real Property, as the same may now exist or may be hereafter modified, supplemented or promulgated; (v) the rights of utility companies to lay, maintain, install and repair pipes, lines, poles, conduits, cable boxes and related equipment on, over, and under the Real Property; (vi) mechanic's, materialman's, carrier's, repairer's and other similar Liens arising or incurred in the ordinary course of business which are less than $25,000 per property and less than $1 million in the aggregate in amount and which are being contested in good faith; (vii) Liens incurred or suffered in the ordinary course of business; and (viii) other Liens and defects or irregularities in title or other encumbrances which, in the case of (vii) and
(viii) would not reasonably be expected to have a NGP Material Adverse Effect.

     (c) Section 3.13(c) of the NGP Disclosure Schedule sets forth each mortgage loan held by NGP or NGOP as mortgagee.

     (d) Except as set forth on Schedule 3.13(d) of the NGP Disclosure Schedules, to the actual knowledge of NGP and NGOP (without in each case the requirement of inquiry), each Real Property is presently (with no representation being made in this Agreement as to future water service) provided with sufficient water to service the operation of the golf course located thereon and neither NGP nor NGOP has received written notice of any event or condition which would reasonably be expected to have a material adverse effect on the supply of water to any Real Property.

     Section 3.14. TRADEMARKS, PATENTS AND COPYRIGHTS. Except to the extent the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) would not reasonably be expected, either individually or in the aggregate, to have a NGP Material Adverse Effect, NGP and each of the NGP Subsidiaries own or possess licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, mask works, computer software, web site design, know-how and other proprietary rights and information used or held for use in connection with the business of NGP and the NGP Subsidiaries as currently conducted or as contemplated to be conducted (together "INTELLECTUAL PROPERTY"), and NGP has no knowledge of any assertion or claim challenging the validity or use of any of the foregoing. The Intellectual Property owned by NGP and each NGP Subsidiary is free and clear of all liens, encumbrances, and other claims, and, to the knowledge of NGP, is not the subject of any cancellation or reexamination proceeding or any other proceeding challenging its extent, ownership or validity. To NGP's knowledge, (i) neither NGP nor any of the NGP Subsidiaries has infringed or misused or is infringing or misusing in any way any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, servicemark, mask work or copyright of any third party that would reasonably be expected, either individually or in the aggregate, to have a NGP Material Adverse Effect, (ii) there are no infringements of any intellectual property or proprietary rights owned by or licensed by or to NGP or any NGP Subsidiary that would reasonably be expected, either individually or in the aggregate, to have a NGP Material Adverse Effect, and (iii) neither NGP nor any of the NGP Subsidiaries have received any written notice or claim with respect to (i) or (ii) or has knowledge of any person asserting in writing a right to any claim with respect to (i) or (ii). Except as would not, either individually or in the aggregate, have a NGP Material Adverse Effect, to NGP's knowledge, the information technology system owned, licensed, leased, operated on behalf of, or otherwise held for use in the business by NGP or the NGP Subsidiaries, including all computer hardware, software, and the telecommunications systems used in the business, perform reliably and are sufficient to conduct the business of NGP and the NGP Subsidiaries as currently conducted.

     Section 3.15. TAXES.

     (a) (i) NGP and the NGP Subsidiaries have timely filed or will timely file all material Tax Returns required to be filed by them with any taxing authority, taking into account any extension of time to file, and all such Tax Returns are complete and correct in all material respects, (ii) all Taxes that are shown as due on such Tax Returns have been or, prior to the Closing Date, will be timely paid and all other material Taxes which are due and payable have been or, prior to the Closing Date, will be timely paid, (iii) no deficiency for Taxes has been asserted or assessed in writing by a taxing authority against NGP or any of the NGP Subsidiaries for which there are not reserves in accordance with U.S. GAAP,
(iv) NGP and the NGP Subsidiaries have provided reserves in accordance with U.S. GAAP in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns, (v) NGP and the NGP Subsidiaries have neither extended nor waived any applicable statute of limitations with respect to Taxes and have not otherwise agreed to any extension of time with respect to a Tax assessment or deficiency, (vi) neither of NGP nor any of the NGP Subsidiaries is a party to any tax sharing agreement or arrangement other than with each other,
(vii) there are not pending or threatened in writing any audits, examinations, investigations, litigation, or other proceedings in respect of Taxes of NGP or any NGP Subsidiary, and (viii) to the knowledge of NGP, no liens for Taxes exist with respect to any of the assets or properties of NGP or the NGP Subsidiaries, except for liens for Taxes that are not yet due or payable or that are being contested in good faith.

     (b) (i) Since its formation, NGP has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all such years, (ii) since its formation, NGOP has been and continues to be treated as a partnership for United States federal income tax purposes and (iii) NGOP currently has in effect an election under Section 754 of the Code.

     (c) Neither NGP nor any NGP Subsidiary has made or is obligated to make any payment (including any transfer of property or provision of any benefit) in connection with the transactions contemplated by this Agreement which, alone or aggregated with any other payment, would be (i) an excess parachute payment within the meaning of Section 280(G) of the Code, or (ii) non-deductible remuneration for purposes of Section 162(m) of the Code.

     As used in this Agreement, "TAXES" shall mean any and all taxes, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes and customs duties, tariffs, and similar charges.

     "TAX RETURNS" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes filed with a taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

     Section 3.16. BOARD RECOMMENDATION. On or prior to the date hereof, the NGP Board has (i) declared that the NGP Merger is advisable on the terms and subject to the conditions set forth herein, (ii) approved and declared advisable this Agreement and the NGP Merger, and (iii) resolved to recommend that the holders of the shares of NGP Common Stock approve the NGP Merger. The Independent Committee has recommended that the NGP Board declare the NGP Merger advisable.

     Section 3.17. INSURANCE. NGP and the NGP Subsidiaries have in effect insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, constitutes reasonable coverage for the risks customarily insured against by companies engaged in the business in which NGP and NGP Subsidiaries are engaged and comparable in size and operations to NGP and NGP Subsidiaries. Neither NGP nor any of the NGP Subsidiaries has received any notice of cancellation or termination with respect to any existing insurance policy of NGP or any of the NGP Subsidiaries. As of the date of this Agreement, all such policies are in full force and effect and all premiums due and payable thereon have been paid. During the last three years neither NGP nor any NGP Subsidiary have (i) had any material claims denied by their insurance providers or (ii) been notified by any of their insurance providers that they are defending any material claim and reserving their rights to contest their obligation to defend any claim.

     Section 3.18. OPINION OF FINANCIAL ADVISOR. Lazard Freres & Co. LLC ("LAZARD") has delivered to the Independent Committee its opinion, to be confirmed in writing as of the date hereof, accompanied by an authorization to include such opinion in the Proxy Statement to the effect that, as of the date hereof, the consideration to be received by the holders of NGP Common Stock (other than David G. Price, Dallas P. Price and their respective affiliates) in the NGP Merger pursuant to this Agreement is fair from a financial point of view to such holders.

     Section 3.19. BROKERS AND FEES.

     (a) No broker, finder or investment banker (other than Lazard) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of NGP or any NGP Subsidiary. NGP has heretofore made available to Buyer a complete and correct copy of all agreements between NGP and Lazard pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby or would be entitled to any other payment from NGP or any NGP Subsidiary after the date hereof.

     (b) Section 3.19(b)(i) of the NGP Disclosure Schedule sets forth the Transaction Fees (as defined below) incurred between January 1, 2002 and September 6, 2002 by NGP, any NGP Subsidiary and any Price Entity and noting which fees and expenses, if any, have been paid as of September 6, 2002 or accrued as of September 6, 2002. Section 3.19(b)(ii) of the NGP Disclosure Schedule sets forth the Transaction Fees of (i) Lazard, (ii) Wachtell, Lipton, Rosen & Katz ("WACHTELL"), (iii) Latham & Watkins ("LATHAM"), (iv) Banc of America Securities LLC ("B OF A"), (v) PricewaterhouseCoopers LLP ("PWC") (with respect of accounting services rendered) and (vi) Other Bidders, estimated in good faith on the date hereof, anticipated to be incurred between September 6, 2002 and the Closing Date. For purposes of this Agreement, "TRANSACTION FEES" shall mean (A) all fees and out-of-pocket expenses of the legal and financial advisors and accountants of NGP, any NGP Subsidiary and any Price Entity that are payable by NGP, any NGP Subsidiary or any Price Entity and attributable to
(x) the transactions contemplated by this Agreement, the Reorganization Agreement, the Purchase Agreement and the Amended and Restated Reorganization Agreement, (y) the negotiation and execution of (aa) the Forbearance Agreement dated as of February 8, 2002, among NGP, NGOP, BankOne, NA and the lenders identified therein, and the amendments and extensions thereto through the date of this Agreement, the Amendment and Extension Agreement, dated as of June 28, 2002, among NGP, NGOP, BankOne, NA and the lenders identified therein, the Note Purchase Override Agreement, dated as of June 28, 2002, among NGP, NGOP and the noteholders party thereto and related documents and (bb) the Forbearance Agreement, dated March 5, 2002, by and between Bank of America, NA and AGC and the Restructuring Agreement and Limited Waiver, dated as of July 1, 2002, among AGC, Bank of America, NA and the Purchasers party thereto and related documents and (z) negotiations relating to the Indebtedness of American Golf (UK) Limited and European Golf Corporation; and (B) any sums paid or payable by NGP, any NGP Subsidiary or any Price Entity to any person (other than

Buyer, Acquiror or any affiliate thereof) who, after December 31, 2001, entered into or continued discussions with NGP relating to a potential equity investment by such person in Newco (as defined in the Amended and Restated Reorganization Agreement), NGP, any NGP Subsidiary and/or AGC ("OTHER BIDDERS") to reimburse the costs and expenses of such Other Bidder incurred in connection with such proposed investment; PROVIDED, HOWEVER, that Transaction Fees shall not include any fees or expenses paid or payable by NGP, any NGP Subsidiary or any Price Entity in connection with enforcing this Agreement or the Purchase Agreement. For the avoidance of doubt, Transaction Fees do not include fees and expenses of the financial and legal advisors of the lenders to NGP, the NGP Subsidiaries or any of the Price Entities.

     (c) Section 3.19(c) of the NGP Disclosure Schedule sets forth the Third-Party Fees that have been incurred from January 1, 2002 to September 6, 2002 by NGP, any NGP Subsidiary or any Price Entity and noting which fees and expenses, if any, have been paid as of September 6, 2002 or accrued as of September 6, 2002. For purposes of this Agreement, "THIRD-PARTY FEES" shall mean
(x) all forbearance, restructuring, amendment and waiver fees payable by NGP, any NGP Subsidiary or any Price Entity to any of their lenders and (y) all fees and out-of-pocket expenses of any third parties (including the lenders of the Indebtedness and their legal and financial advisers) that are payable to such parties by NGP, any NGP Subsidiary or any Price Entity, in the case of both (x) and (y), attributable to the transactions contemplated by this Agreement, the Reorganization Agreement, the Amended and Restated Reorganization Agreement and the restructuring of the Indebtedness of NGP, any NGP Subsidiary or any Price Entity (including the transactions contemplated by the agreements described in clauses (aa) and (bb) of Section 3.19(b)).

     (d) Schedule 3.19(d) of the NGP Disclosure Schedule sets forth a list of the Make-Whole Fees, estimated in good faith. For purposes of this Agreement, "MAKE-WHOLE FEES" shall mean any prepayment penalties or fees that would be contractually required to be paid by NGP, any NGP Subsidiary or any Price Entity to any third party lender of such party if such party prepaid its Indebtedness in full on the date that is five days prior to the date of this Agreement; PROVIDED, HOWEVER, that Indebtedness for purposes of this Section 3.19(d) shall include only that Indebtedness that is permitted by its terms to be prepaid prior to the stated maturity thereof; and provided further that Make-Whole Fees shall not include (x) any Third-Party Fees or (y) any Transaction Fees.

     (e) Schedule 3.19(e) of the NGP Disclosure Schedule sets forth a description, prepared in good faith as of the date hereof, of the out-of-pocket costs and expenses (i) anticipated to be incurred by NGP, any NGP Subsidiary or any Price Entity, or (ii) to NGP's knowledge requested by the landlords under the Covered Leases, in each case pursuant to the terms of the Covered Leases in connection with obtaining the consents in respect of the Covered Leases.

     Section 3.20. AFFILIATE TRANSACTIONS. Except as set forth in the NGP SEC Reports and except in respect of transactions with any Price Entity (other than Myreshan, RSJ Golf and Fairway Systems, Inc.) (a) there are no material liabilities or arrangements relating to loan of money or of property between NGP or any of the NGP Subsidiaries on the one hand, and David or Dallas Price or any director, officer, employee or affiliate (or any person who is, to

NGP's knowledge, a relative, spouse, beneficiary or affiliate of any such person) of NGP or any of the NGP Subsidiaries on the other hand, (b) neither David or Dallas Price nor any director, officer, employee or affiliate (nor any person who is, to NGP's knowledge, a relative, spouse, beneficiary or affiliate of any such person) of NGP or any of the NGP Subsidiaries is (and no such person has an ownership interest in) a material customer or supplier to NGP or any of the NGP Subsidiaries, and (c) neither NGP nor any of the NGP Subsidiaries is (and has no ownership interest in) a material customer of, supplier to, or sales representative on behalf of, David or Dallas Price or any director, officer, employee or affiliate (or any person who is, to NGP's knowledge, a relative, spouse, beneficiary or affiliate of any such person) of NGP or any of the NGP Subsidiaries.

     Section 3.21. INDEMNIFICATION AND OTHER CLAIMS. Other than those matters addressed in Section 3.11, to the knowledge of NGP, there are no pending or threatened indemnification claims against NGP, any NGP Subsidiary or AGC in each case in excess of $100,000 in amount, pursuant to any agreement entered into with respect to any acquisitions or dispositions by NGP, any NGP Subsidiary or AGC of any assets or businesses. Other than those matters addressed in Section 3.11, there are no pending claims for indemnification by NGP, any NGP Subsidiary or AGC (in the case of AGC, to the knowledge of NGP) in each case in excess of $100,000 in amount against any third party pursuant to any agreement entered into with respect to any acquisitions or dispositions by NGP, any NGP Subsidiary or AGC of any assets or businesses.

     Section 3.22. ANTI-TAKEOVER PROVISIONS; RIGHTS AGREEMENT.

     (a) NGP has taken such reasonable actions necessary to render the provisions of any anti-takeover, business combination or similar statute, rule or regulation inapplicable to the transactions contemplated by this Agreement, including Section 3-602 of the MGCL.

     (b) Neither NGP nor any NGP Subsidiary is a party to any "stockholder rights" plan.

     Section 3.23. RESTRICTED CASH. To the knowledge of NGP, there is no encumbrance or restriction on the ability of NGP to cause any of the NGP Subsidiaries to (a)(i) pay dividends pro rata or make any other distributions pro rata with respect to any capital stock of such subsidiary or any other interest or participation in, or measured by, such subsidiary's profits, or (ii) pay any Indebtedness owed by such subsidiary to NGP or any other NGP Subsidiary,
(b) make loans or advances to NGP or any NGP Subsidiary or (c) transfer any of its properties or assets pro rata to NGP or any NGP Subsidiary.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER,
                         NGP L.L.C. AND NGOP MERGER SUB

     Buyer, NGP L.L.C. and NGOP Merger Sub hereby jointly and severally represent and warrant to NGP and NGOP, that:

     Section 4.01. ORGANIZATION AND QUALIFICATION. Each of Buyer and NGOP Merger Sub has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Buyer and NGOP Merger Sub has all necessary corporate, partnership and/or limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions (including the NGP Merger and the NGOP Merger) contemplated hereby to be consummated by Buyer and NGOP Merger Sub. The execution and delivery of this Agreement by Buyer and NGOP Merger Sub and the consummation by Buyer and NGOP Merger Sub of such transactions have been duly and validly authorized by all necessary corporate, partnership or limited liability company action and no corporate, partnership and/or limited liability company other proceedings on the part of Buyer and NGOP Merger Sub are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly authorized and validly executed and delivered by each of Buyer and NGOP Merger Sub and constitutes (assuming due authorization, execution and delivery by the other parties hereto) a legal, valid and binding obligation of each of Buyer and NGOP Merger Sub, enforceable against each of Buyer and NGOP Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

     Section 4.02. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) The execution and delivery of this Agreement by Buyer, NGP Merger Sub and NGOP Merger Sub does not, and the performance of this Agreement by Buyer, NGP Merger Sub and NGOP Merger Sub will not, (i) conflict with or violate any provision of the Certificate of Incorporation and By-laws or similar organizational documents of Buyer, NGP Merger Sub and NGOP Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.02(b) have been obtained and all filings and obligations described in Section 4.02(b) have been made, conflict with or violate any Law applicable to Buyer, NGP Merger Sub and NGOP Merger Sub or by which any property or asset of Buyer, NGP Merger Sub and NGOP Merger Sub is bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer, NGP Merger Sub and NGOP Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such breaches, defaults, or other occurrences which would not reasonably be expected to prevent or materially delay the performance of this Agreement by any of Buyer, NGP Merger Sub or NGOP Merger Sub.

     (b) The execution and delivery of this Agreement by each of Buyer, NGP Merger Sub and NGOP Merger Sub does not, and the performance of this Agreement by Buyer, NGP Merger Sub and NGOP Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the NYSE and state takeover laws, the pre-merger notification requirements of the HSR Act or similar anti-trust filings or notifications in other jurisdictions and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent or materially delay consummation of the transactions contemplated hereby (including, without limitation, the NGP Merger and the NGOP Merger).

     Section 4.03. ABSENCE OF LITIGATION. As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of Buyer, threatened against, Buyer, NGP Merger Sub and NGOP Merger Sub or any of their respective properties or assets before any court, arbitrator or administrator, governmental or regulatory authority or body, domestic or foreign, which seeks to delay or prevent or would result in the material delay of or would prevent the consummation of any of the transactions contemplated hereby. None of Buyer, NGP Merger Sub and NGOP Merger Sub or any property or asset of Buyer, NGP Merger Sub and NGOP Merger Sub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of Buyer, continuing investigation by, any governmental or regulatory authority, domestic or foreign, or any order, writ, judgment, injunction, decree, determination or award of any governmental or regulatory authority or any arbitrator which would prevent Buyer, NGP Merger Sub and NGOP Merger Sub from performing their respective material obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby.

     Section 4.04. NO ACTIVITIES. NGP Merger Sub and NGOP Merger Sub were formed solely for the purpose of engaging in the NGP Merger and the NGOP Merger, respectively. Except for obligations or liabilities incurred in connection with its organization and the transactions contemplated by this Agreement, neither NGP Merger Sub nor NGOP Merger Sub has any obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise) and has not engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person (other than in connection with the transactions contemplated by this Agreement).

     Section 4.05. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer.

     Section 4.06. FINANCING. Buyer knows of no circumstance or condition that would prevent the availability at the Closing of the requisite financing to consummate the transactions contemplated by this Agreement (including payment by Buyer of the (x) NGP Merger Consideration, (y) NGOP Merger Consideration and (z) Refinancing Amount (collectively the "PURCHASE PRICE")). Buyer has delivered to NGP a term sheet signed by a responsible financial institution reflecting the terms and conditions on which such institution would be willing to provide Buyer sufficient funds to enable Buyer to pay the Purchase Price, it being understood that such term sheet does not reflect a commitment on the part of such institution to provide such financing (such financing, on the terms set forth in the Term Sheet, the "FINANCING").

                                   ARTICLE V
                                   COVENANTS

        Section 5.01. CONDUCT OF BUSINESS BY NGP PENDING THE CLOSING. NGP agrees that, between the date of this Agreement and the First Effective Time, except as set forth in Section 5.01 of the NGP Disclosure Schedule or, except in relation to Section 5.01(k) below, as contemplated by any other provision of this Agreement or the Purchase Agreement, unless Buyer shall otherwise agree in writing (which agreement shall not be unreasonably withheld or delayed), (1) the businesses of NGP and the NGP Subsidiaries shall be conducted only in, and NGP and NGP Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (2) NGP shall use its reasonable best efforts to keep available the services of the current officers and significant employees of NGP and the NGP Subsidiaries and to preserve the current relationships of NGP and the NGP Subsidiaries with the customers, suppliers and other persons with which NGP or any NGP Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 5.01 of NGP Disclosure Schedule or, except in relation to
Section 5.01(k) below, as contemplated by any other provision of this Agreement or the Purchase Agreement, NGP shall not, and shall neither (unless required by applicable Laws or stock exchange regulations) cause nor permit any NGP Subsidiaries or any of NGP's affiliates (over which it exercises control), or any of its or their officers, directors, employees and agents (in each case, in their capacities as such) to, between the date of this Agreement and the First Effective Time, directly or indirectly, do, or agree to do, any of the following, without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed):

     (a) amend or otherwise change its Articles of Incorporation or By-laws or equivalent organizational documents;

     (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any equity interests of NGP or any NGP Subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such equity interests, or any options, warrants or other rights of any kind to acquire any such equity interests or any other ownership interest (including any phantom interest), of NGP or any NGP Subsidiary (except for (A) the issuance of any equity interests issuable pursuant to the exercise of an NGP Option or the satisfaction of obligations in respect of any NGP Stock Awards or NGP Stock Units, in each case, outstanding on the date of this Agreement or that become outstanding in compliance with this Section, (B) the ordinary course, annual grants of (i) options to purchase 2,000 shares of NGP Common Stock, and (ii) 500 shares of restricted NGP Common Stock, in each case to each of NGP's three independent directors pursuant to the 1995 Independent Director Equity Participant Plan consistent with past practice, or (C) the issuance of equity interests pursuant to the exchange of any NGOP Common Units, Series A Preferred Units or Series B Preferred Units in accordance with the terms of the NGOP Partnership Agreement and the Registration Rights Agreements;

     (c) authorize, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than (i) any distributions required to be made pursuant to Section 7.1.A(3) of the NGOP Partnership Agreement, which distributions under this Section 5.01(c)(i) shall reduce the NGOP Merger Consideration in accordance with Section 2.05(a), (ii) dividends paid by any wholly owned NGP Subsidiary to NGP or (iii) distributions, if any, required to meet the distribution requirements of section 857(a) of the Code and distributions required for NGP not to be subject to federal income or excise taxes (including pro rata distributions by NGOP for such purposes), which distributions under this Section 5.01(c)(iii) shall reduce the aggregate NGP Merger

Consideration or NGOP Merger Consideration, as the case may be, dollar for dollar in accordance with Sections 1.06(a) and 2.05(a);

     (d) reclassify, combine, split, subdivide or redeem, repurchase, purchase, buy back or otherwise acquire, directly or indirectly, any of its capital stock or other equity interests;

     (e) acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice for consideration that is not, in the aggregate, in excess of $1,000,000; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for indebtedness for borrowed money incurred by NGP or any NGP Subsidiary in the ordinary course of business and consistent with past practice that does not, at any time, exceed $1,000,000 and is repayable at any time at the option of NGP or any NGP Subsidiary without the payment of a makewhole amount or other early repayment penalty or guarantee by NGP of indebtedness of any NGP Subsidiary;
(iii) terminate or cancel any Contract (other than an automatic termination or cancellation pursuant to the terms thereof); or (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01(e);

     (f) (i) increase the compensation payable or to become payable to any Employee of NGP or any NGP Subsidiary, (ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any Employee of NGP or any NGP Subsidiary, or (iii) establish, adopt, enter into or amend any employee benefit plan, except, in the case of clauses (i), (ii) and
(iii) hereof, (A) to the extent required by applicable Law or the terms of a collective bargaining agreement or a contractual obligation existing on the date hereof, or (B) for annual increases in the ordinary course of business consistent with past practice to the Employees of NGP or any NGP Subsidiary who are not directors, officers or members of senior management of NGP or any NGP Subsidiary; PROVIDED, HOWEVER, that NGP may grant options and restricted shares of NGP Common Stock as permitted by Section 5.01(b);

     (g) take any action with respect to modifying accounting policies or procedures, other than actions which NGP is advised by an independent accounting firm are reasonably necessary or advisable to comply with US GAAP by NGP's regular independent accountants;

     (h) waive, release, assign, settle or compromise any (i) claims or Litigation involving money damages in excess of $500,000, except for claims asserted by NGP or any NGP Subsidiary or (ii) Litigation brought by any stockholder or other equity interest holder in their capacity as such, shareholder derivative Litigation, any of the lawsuits disclosed on Schedule 7.10(a) of the Price Disclosure as the "Excepted Lawsuits" and any similar suits filed subsequent to the date hereof, against NGP or any NGP Subsidiary or any of their respective directors or officers alleging violations of federal securities laws or breaches of fiduciary duties in connection with sales of securities of NGP, or with respect to the transactions contemplated hereby or in the Reorganization Agreement, the Amended and Restated Reorganization Agreement or the Purchase Agreement;

     (i) (a) make or revoke any Tax election or settle or compromise any federal, state, local or foreign income Tax liability in excess of $25,000, (b) take or fail to take any action so as to disqualify NGP as a real estate investment trust within the meaning of section 856 of the Code or (c) incur any material amount of U.S. federal taxes in NGP;

     (j) except in the ordinary course of business consistent with past practice, lease, license, mortgage, pledge or encumber any material asset or material amount of assets;

     (k) amend or modify any Lease or assign, mortgage or otherwise encumber or transfer its interest in any Real Property except (i) in accordance with Section
5.03 below or (ii) to the extent such assignment, mortgage or other encumbrance is not material, individually or in the aggregate;

     (l) amend or modify the Purchase Agreement or the Amended and Restated Reorganization Agreement; or

     (m) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

     Section 5.02. CAPITAL EXPENDITURES. Subject to paragraph 3 of the Disclosure Letter, without the prior written consent of Buyer, between the date of this Agreement and the Closing Date, NGP and the NGP Subsidiaries will not incur any capital expenditures or agree or commit to incur any capital expenditures on any items other than capital expenditures: (x) required by the terms of the Leases and the Rent Deferral Agreement as in effect on the date hereof, and (y) for or in relation to, and in the amounts of, those specific commitments set forth on Schedule 5.02 of the NGP Disclosure Schedule. The decision of Buyer to grant or withhold its consent with respect to any capital expenditures other than those permitted in accordance with this Section 5.02 shall be made within a reasonable time and shall be reasonable.

     Section 5.03. ASSET SALES. Without the written consent of the Buyer (which consent shall not be unreasonably withheld or delayed), between the date of this Agreement and the Closing Date, NGP and the NGP Subsidiaries shall not dispose of any asset of NGP or the NGP Subsidiaries with a value greater than $100,000 except for those assets set forth on Section 5.03 of the NGP Disclosure Schedule, provided, that, the disposition of such assets results in a minimum cash payment (after deduction of all disposition related expenses) to NGP or any of the NGP Subsidiaries of the amount set forth opposite such respective assets on Section 5.03 of the NGP Disclosure Schedule.

     Section 5.04. NOTICES OF CERTAIN EVENTS. Buyer, on the one hand, and NGP, on the other hand, shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the NGP Merger or the NGOP Merger, (ii) any notice or other communication from any Governmental Entity in connection with the NGP Merger or the NGOP Merger and (iii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of NGP threatened in writing against, relating to or involving or otherwise affecting Buyer, NGP or their subsidiaries that relate to the consummation of the NGP Merger or the NGOP Merger.

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

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     Section 6.01. STOCKHOLDERS' MEETING.

     (a) NGP shall, as promptly as reasonably practicable, submit this Agreement for the Stockholder Approval at a meeting of its stockholders (the "NGP STOCKHOLDERS' MEETING") and shall use its reasonable best efforts to obtain the Stockholder Approval including filing with the SEC preliminary proxy materials relating to the NGP Stockholders' Meeting (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT"). Unless the NGP Board has withdrawn its recommendation of this Agreement and the NGP Merger in accordance with this Agreement, NGP shall (i) use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the NGP Merger pursuant to the Proxy Statement and shall take all other action reasonably necessary or advisable to secure the vote or consent of its stockholders required by the MGCL or applicable stock exchange requirements to obtain such approval and (ii) include the recommendation of the NGP Board to the stockholders of NGP in favor of approval of the NGP Merger and this Agreement. NGP shall provide Buyer and its legal counsel with reasonable opportunity to review the form and substance of the Proxy Statement (including any amendments or supplements thereto) prior to filing such with the SEC. NGP shall promptly provide Buyer with a copy of any comments received from the SEC in connection therewith.

     (b) Subject to the fiduciary duties of the NGP Board, as described in the following proviso, the Proxy Statement shall include the recommendation of the NGP Board to the stockholders of NGP in favor of approval of the NGP Merger and this Agreement; PROVIDED, HOWEVER, that the NGP Board may, at any time prior to the date of NGP Stockholders' Meeting, withdraw, modify or change any such recommendation to the extent that the NGP Board determines in good faith after consultation with counsel that the failure to so withdraw, modify or change its recommendation would reasonably be expected to cause the NGP Board to breach its fiduciary duties to NGP's stockholders under applicable Law. NPG shall be required to convene the NGP Stockholders' Meeting whether or not its Board of Directors withdraws, modifies, or changes its recommendation or declaration regarding the advisability of this Agreement or the NGP Merger or recommends or declares the advisability of any other offer or proposal.

     (c) The information supplied by Buyer for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto), is first mailed to the stockholders of NGP and (ii) the time of the NGP Stockholders' Meeting to consider the NGP Merger and this Agreement, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the date of the NGP Stockholders' Meeting, any event or circumstance relating to Buyer, or its respective officers or directors, is discovered by Buyer that should be set forth in an amendment or a supplement to the Proxy Statement, Buyer shall promptly inform NGP. All documents that Buyer is responsible for filing with the SEC in connection with the NGP Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act.

     (d) The information supplied by NGP for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto), is first mailed to the stockholders of NGP and (ii) the time of the NGP Stockholders' Meeting to consider the NGP Merger and this Agreement, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the date of NGP Stockholders' Meeting, any event or circumstance relating to NGP or any NGP Subsidiary, or their respective officers or directors, is discovered by NGP or any NGP Subsidiary that should be set forth in an amendment or a supplement to the Proxy Statement, NGP shall promptly inform Buyer. All documents that NGP is responsible for filing with the SEC in connection with the NGP Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act.

     Section 6.02. ACCESS TO INFORMATION; CONFIDENTIALITY.

     (a) Except as prohibited by any confidentiality agreement or similar agreement or arrangement to which NGP or any of the NGP Subsidiaries is a party as of the date of this Agreement or pursuant to applicable Law from the date of this Agreement to the First Effective Time, NGP shall (and shall cause NGP Subsidiaries to): (i) provide to Buyer (and its officers, directors, employees, accountants, consultants, advisors, legal counsel, lenders (and to such lenders' advisors), agents and other representatives, collectively, "REPRESENTATIVES") reasonable access at reasonable times, upon prior notice to NGP, to the officers, employees, agents, properties, offices and other facilities of NGP and NGP Subsidiaries and to the books and records thereof (ii) use reasonable efforts to cause employees, officers and agents of NGP and the NGP Subsidiaries, upon prior notice to NGP, to consult with Buyer's Representatives in relation to Buyer's plans for the business following Closing at reasonable times and to a reasonable extent, (iii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of NGP and NGP Subsidiaries as Buyer or its Representatives may reasonably request. In circumstances where applicable Law, agreements or arrangements restrict NGP from complying with the foregoing sentence, NGP shall use its reasonable best efforts to (and to cause the NGP Subsidiaries to use their reasonable best efforts to) make reasonable and appropriate substitute disclosure. No investigation conducted by or on behalf of Buyer prior to the date of this Agreement or after the date of this Agreement shall affect or be deemed to modify any representation or warranty made in this Agreement or shall affect Buyer's right to claim any remedy available to it pursuant to this Agreement. Notwithstanding the foregoing, Buyer acknowledges that none of Buyer or its respective Affiliates or Representatives shall be entitled to perform invasive environmental investigations with respect to any of NGP's or any NGP Subsidiary's properties.

     (b) The parties shall comply with, and shall cause their respective Representatives and affiliates to comply with, all of their respective obligations under the confidentiality agreement, dated as of March 4, 2002, between NGP and Goldman, Sachs & Co., as amended, and the confidentiality agreement, dated as of February 25, 2002, between NGP and Starwood Capital Group Global, L.L.C., as amended (together, the "CONFIDENTIALITY AGREEMENT"), including with respect to the information disclosed pursuant to this Section 6.02.

     Section 6.03. NO SOLICITATION OF TRANSACTIONS.

     (a) NGP agrees that, from and after the date hereof until the earlier of
(x) the First Effective Time or (y) the termination of this Agreement in accordance with Article VIII, neither it nor any NGP Subsidiary shall, and that it shall cause its and each of NGP Subsidiary's Representatives not to, directly or indirectly, initiate, solicit or intentionally encourage any inquiries or the making of any proposal or offer with respect to an acquisition, tender offer, merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of 20% or more of the assets of NGP and the NGP Subsidiaries, taken as a whole, or 20% or more of the equity securities or interests of NGP or any of the NGP Subsidiaries (any such proposal or offer being hereinafter referred to as a "COMPETING TRANSACTION"; it being agreed and understood that the transactions contemplated by the Amended and Restated Reorganization Agreement shall not be deemed a "Competing Transaction"). NGP further agrees that neither it nor any NGP Subsidiary shall, and that it shall use its reasonable best efforts to cause its and each NGP Subsidiary's Representatives not to, directly or indirectly, (i) have any discussion with or provide any confidential information or data relating to NGP or any NGP Subsidiary to any Person relating to a Competing Transaction, (ii) engage in any negotiations concerning a Competing Transaction, (iii) otherwise intentionally facilitate any effort or attempt to make or implement a Competing Transaction or accept a Competing Transaction, or (iv) enter into any agreement, arrangement or understanding relating to a Competing Transaction or requiring NGP to abandon, terminate or fail to consummate the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that nothing contained in this Section 6.03 shall prevent NGP or the NGP Board, at any time prior to obtaining Stockholder Approval, from (x) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited written Competing Transaction by any such Person; or (y) recommending such an unsolicited written Competing Transaction to the holders of NGP Common Stock in any such case as is referred to in clause (x) or (y), if: (A) the NGP Board, after consultation with independent legal counsel, determines in good faith that the failure to do so could constitute a breach of the fiduciary duties of the NGP Board under applicable Law, (B) the Board of Directors of NGP concludes in good faith (after consultation with financial advisors) that such Competing Transaction would, if consummated, result in a Superior Proposal, (C) prior to providing any information or data regarding NGP or any NGP Subsidiary to any Person or any of such Person's Representatives in connection with a Superior Proposal by such Person, NGP receives from such Person an executed confidentiality agreement on terms no less favorable to NGP than those contained in the Confidentiality Agreement and (D) prior to providing any information or data to any Person or any of such Person's Representatives or entering into discussions or negotiations with any Person or any of such Person's Representatives in connection with a Superior Proposal by such Person, NGP notifies Buyer promptly of the receipt of such Superior Proposal indicating, in connection with such notice, the name of such Person and the material terms of such Superior Proposal. As used herein, a "SUPERIOR PROPOSAL" shall mean any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction, all or substantially all of the outstanding equity securities or interests of NGP and all or a substantial portion of the outstanding equity securities or interests of the NGP Subsidiaries (other than those held by NGP) then outstanding or all or substantially all of the assets of NGP and the NGP Subsidiaries, which proposal the NGP Board determines in good faith (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the holders of equity securities of NGP from a financial point of view (taking into account any changes to the terms of this Agreement that have been proposed by Buyer in response to such proposal and all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such proposal and the third party making such proposal and the conditions and prospects for completion of such proposal) than the transactions contemplated herein. Effective as of the date hereof, NGP shall terminate and cause the NGP Subsidiaries to terminate any existing activities, discussions or negotiations with any third parties that may be ongoing with respect to any Competing Transaction and shall request that all confidential information previously furnished to any such third parties be returned promptly.

     (b) NGP will promptly (but in any event within 24 hours of receipt thereof) notify Buyer of any requests referred to in Section 6.03(a) for information or the receipt of any proposal or offer of a Competing Transaction, including the identity of the person or group engaging in such inquiries, discussions or negotiations, requesting such information or making such proposal or offer, and the material terms and conditions of any Competing Transaction, and shall inform Buyer on a timely basis (but in any event within 24 hours) of NGP's receipt of any material changes with respect thereto. NGP shall notify Buyer prior to entering into any discussions or negotiations with, or providing any information to, any such third party.

     (c) Except in accordance with this Agreement, neither the NGP Board nor any committee thereof shall (i) withdraw, modify or fail to make, or propose to withdraw, modify or fail to make its approval or recommendation of this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Competing Transaction, (iii) take any action to render the provisions of any anti-takeover statute, rule or regulation inapplicable to any person or group (other than Buyer or its affiliates) or to any Competing Transaction, or (iv) cause NGP to accept a Competing Transaction and/or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement, other than a confidentiality agreement entered into in accordance with Section 6.03(a) related to any Competing Transaction.

     Section 6.04. EMPLOYEE BENEFITS MATTERS.

     (a) CONTINUATION OF BENEFITS. Through December 31, 2003, the Buyer shall or shall cause the NGP Surviving Company to provide to the employees of NGP and the NGP Subsidiaries employed as of the First Effective Time and who remain employed (the "NGP EMPLOYEES") compensation and employee benefit plans, that are no less favorable in the aggregate than those provided to the NGP Employees immediately prior to the First Effective Time but not including any severance arrangements or employer stock based benefit plans (including phantom stock, stock units or any other plan under which the amount potentially payable to any NGP Employee is determined with reference to the value of employer stock, however determined) and not including a deferred compensation plan if the NGP Deferred Compensation Plan is terminated by NGP prior to or effective as of the First Effective Time. From and after the First Effective Time, Buyer shall or shall cause the NGP Surviving Company to honor in accordance with their terms, all NGP Benefit Plans and all employment and severance agreements and severance plans that apply to current or former employees or directors of NGP or the NGP Subsidiaries.

     (b) SERVICE RECOGNITION. For purposes of determining eligibility to participate and, vesting (but not accrual of benefits for purposes of defined benefit pension benefits) under the compensation and employee benefit plans of Buyer and its affiliates providing benefits to any NGP Employee after the First Effective Time (the "NEW PLANS"), each NGP Employee shall be credited with his or her years of service with NGP and the NGP Subsidiaries (and any predecessor entities) before the First Effective Time, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each NGP Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable NGP Benefit Plan in which such NGP Employee participated immediately before the First Effective Time (such plans, collectively, the "OLD PLANS"); and (ii) for purposes of each New Plan providing medical, dental, disability, pharmaceutical and/or vision benefits to any NGP Employee, Buyer shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and, Buyer shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

     Section 6.05. DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

     (a) The Surviving Operating Agreement shall contain the provisions regarding liability of directors and indemnification of directors and officers that are set forth, as of the date of this Agreement, in the Articles of Incorporation and the By-Laws of NGP, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the First Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the First Effective Time were directors, officers, employees, fiduciaries or agents of NGP. For a period of six years from the First Effective Time, the indemnification agreements existing as of the date of this Agreement between NGP and the directors of NGP (the "INDEMNIFICATION AGREEMENTS") shall not be amended or otherwise modified in any manner that would affect adversely the rights thereunder of such individuals.

     (b) For a period of six years after the First Effective Time, the NGP Surviving Company shall cause to be maintained in effect policies of directors' and officers' liability insurance with coverage in amount and scope at least as favorable as NGP's existing policies (copies of which have been made available to Buyer) as of the date of this Agreement with respect to claims arising from facts or events that occurred prior to the First Effective Time; PROVIDED, HOWEVER, that during such period the NGP Surviving Company shall in no event be required to expend pursuant to this Section 6.05(b) more than an amount per year equal to 250 percent of current premiums paid by NGP for such insurance, which current premium amount is set forth in Section 6.05(b) of NGP Disclosure Schedule.

     (c) This Section 6.05 is intended to be for the benefit of, and shall be enforceable by, the indemnified parties, their heirs and personal representatives and shall be binding on the NGP Surviving Company and its respective successors and assigns.

     (d) From and after the First Effective Time, the NGP Surviving Company agrees that it shall, and Buyer shall and shall cause the NGP Surviving Company to, indemnify and hold harmless each present and former director and officer of NGP, determined as of the First Effective Time (the "INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the First Effective Time, whether asserted or claimed prior to, at or after the First Effective Time, to the fullest extent that NGP would have been permitted under Maryland law, under NGP's charter documents (as in effect on the date hereof) and under the Indemnification Agreements to indemnify such Indemnified Parties (and the NGP Surviving Company shall, and Buyer shall cause the NGP Surviving Company to, advance expenses as incurred to the fullest extent permitted under applicable Law; PROVIDED that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification); and PROVIDED, FURTHER, that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Maryland law, NGP charter documents and the Indemnification Agreements shall be made by independent counsel selected jointly by the NGP Surviving Corporation and the relevant officer or director.

     (e) Any Indemnified Party wishing to claim indemnification under paragraph
(d) of this Section 6.05, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Buyer thereof, but the failure to so notify shall not relieve or NGP Surviving Company of any liability it may have to such Indemnified Party, except to the extent that such failure materially prejudices the NGP Surviving Company. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the First Effective Time), (i) the NGP Surviving Company shall have the right to assume the defense thereof and the NGP Surviving Company shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the NGP Surviving Company elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Buyer or the NGP Surviving Company and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the NGP Surviving Company shall, and Buyer shall cause the NGP Surviving Company to, pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; PROVIDED, HOWEVER, that Buyer and the NGP Surviving Company shall be obligated pursuant to this paragraph (f) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest,
(ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) neither Buyer nor the NGP Surviving Company shall be liable for any settlement effected without the prior written consent of the NGP Surviving Company (which consent shall not be unreasonably withheld); and PROVIDED, FURTHER, that neither Buyer nor the NGP Surviving Company shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. If such indemnity is not available with respect to any Indemnified Party, then the NGP Surviving Corporation shall, and Buyer shall cause the NGP Surviving Corporation to, and the Indemnified Party shall, each contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

     (f) If the NGP Surviving Company or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity or such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets or outstanding voting securities to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of the NGP Surviving Company shall assume all of the obligations set forth in this Section 6.05.

     Section 6.06. FURTHER ACTION; CONSENTS; FILINGS.

     (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the NGP Merger and the NGOP Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Buyer or NGP or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger, (iii) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger required under (A) the Securities Act, the Exchange Act and any other applicable federal or Blue Sky Laws, (B) the HSR Act and (C) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing or the content of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting party or to any voluntary delay of the consummation of the NGP Merger or the NGOP Merger at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed. Without limiting the foregoing, (x) each of the parties hereto shall and shall cause their subsidiaries to use their reasonable best efforts to obtain (and to cooperate and coordinate with the other parties to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity that is required to be obtained in connection with the NGP Merger or the NGOP Merger and to take all actions reasonably necessary to satisfy any applicable regulatory requirements relating thereto and (y) Buyer shall and shall use its reasonable best efforts to cause its affiliates to cooperate with NGP in satisfying the condition set forth in Section 7.03(h), including promptly providing all information (including information relating to net worth and golf industry and real estate experience) reasonably requested by landlords and lessors in connection with NGP obtaining any necessary consents with respect to the Leases set forth on Schedule 11.2(d) of the Price Disclosure Schedule and to cause its Representatives to meet with the lessors and landlords under such Leases to the extent reasonably requested by NGP in connection therewith. Each of the parties shall use their reasonable best efforts to take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transaction contemplated hereby, any and all steps necessary to vacate, modify or suspend such injunction or order so as to permit such consummation prior to the deadline specified in
Section 8.01(b).

     (b) NGP shall (i) take all reasonable action necessary to ensure that no anti-takeover or business combination statute or similar statute, rule or regulation is or becomes applicable to the NGP Merger, this Agreement, and the transactions contemplated by the foregoing, including under Section 3-602 of the MGCL and (ii) if any state takeover statute or similar statute, rule or regulation becomes applicable to the NGP Merger, this Agreement, or any other transactions contemplated by the foregoing, take all reasonable action to ensure that the NGP Merger and the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the NGP Merger or the transactions contemplated by this Agreement.

     Section 6.07. PUBLIC ANNOUNCEMENTS. The initial press release concerning the NGP Merger and the NGOP Merger shall be a joint press release and, thereafter, Buyer and NGP shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the requirements of the National Association of Securities Dealers or the NYSE, in which case the issuing party shall use its reasonable best efforts to consult with the other party before issuing any such release or making any such public statement.

     Section 6.08. THIRD PARTY STANDSTILL AGREEMENTS. From the date of this Agreement until this Agreement is terminated, NGP shall not, and shall cause the NGP Subsidiaries to not, terminate, amend, waive or fail to enforce a material breach of any provision of any confidentiality or standstill or similar agreement to which NGP or any of the NGP Subsidiaries is a party (other than any involving Buyer or NGP Merger Sub), without Buyer's consent, which shall not be unreasonably withheld.

     Section 6.09. EVENT NOTICES AND OTHER ACTIONS. From and after the date of this Agreement until the First Effective Date, NGP shall promptly notify Buyer of the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which, in the good faith judgment of NGP, makes any of the conditions to Buyer's obligations to effect the NGP Merger and the NGOP Merger set forth in Sections 7.03(a), 7.03(b), 7.03(c), 7.03(e), 7.03(f) and 7.03(h) of this
Agreement incapable of being satisfied in accordance with its terms on or prior to March 30, 2003.

     Section 6.10. TITLE INSURANCE. At or prior to Closing, NGOP shall deliver to a title insurance company chosen by Buyer and reasonably approved by NGP (the "TITLE COMPANY") (i) non-imputation and other customary affidavits to the existing title insurance policies for each Owned and Leased Property and (ii) evidence of corporate authority, in each case in customary form reasonably acceptable to NGOP, together with such other customary documents as the Title Company may reasonably require in order to issue updated title insurance policies for each Owned and Leased Property. In addition, as soon as reasonably practicable after the date of this Agreement NGOP shall make available to Buyer copies (or originals where available) of all title insurance policies, surveys and Leases in its possession (which documents may be copied by Buyer at Buyer's expense).

     Section 6.11. INFORMATION RELATING TO FINANCING.

     (a) In connection with the financing of the transactions contemplated by this Agreement, NGP and NGOP agree to use their reasonable best efforts, and to cooperate with Buyer, in completing and delivering all documentation reasonably necessary for such financing, including schedules, customary legal opinions and other supporting documentation.

     (b) NGP and NGOP shall use their reasonable best efforts to assist Buyer in mitigating and reducing (i) mortgage recording fees and taxes, including by effecting at the request of Buyer, the assignment of mortgages in lieu of discharging mortgages, (ii) premiums for title insurance that Buyer may obtain for itself, its lenders or its financing sources, and (iii) any other recording taxes or fees in connection with (i) and (ii).

     (c) NGP and NGOP shall use commercially reasonable efforts to obtain and deliver to the Buyer at Closing estoppel certificates (which certificates shall not be conditioned on any increased rental or other payments or reduction of the lease term) with respect to the Leased Properties, in form and substance satisfactory to the Buyer in its commercially reasonable judgment (Buyer hereby agreeing that it is commercially reasonable for NGP and NGOP to take into account the need to cause any Covered Lease to be a Consented Lease in determining whether and to what extent to seek such estoppel certificates).

     Section 6.12. FINANCING. From the date of this Agreement until the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which in Buyer's good faith judgment makes any of the conditions to Buyer's obligations to effect the NGP Merger and the NGOP Merger set forth in Sections 7.03(a), 7.03(b), 7.03(c), 7.03(e), 7.03(f) and 7.03(h) of this Agreement incapable of being satisfied in accordance with their terms, the Buyer shall take all action necessary to obtain funds sufficient to pay the Purchase Price.

     Section 6.13. SUBSEQUENT FINANCIAL STATEMENTS. Within 20 calendar days after the end of each month during the period from the first day of the month during which this Agreement is dated until the Closing Date, NGP will deliver to Buyer copies of the combined pro forma financial statements reflecting the hypothetical combined operations of NGP, the NGP Subsidiaries and the AGC Group generated by the financial model referred to as the "Stratocaster" model for the month just ended.

     Section 6.14. ENVIRONMENTAL INVESTIGATIONS.

     (a) NGP shall engage and direct ENSR International and at Buyer's request such other additional reputable environmental consultant(s) as selected by Buyer and as may be reasonably agreed to by NGP (the "ENVIRONMENTAL CONSULTANT(S)") to conduct phase I environmental assessments in accordance with ASTM standard E-1527-00, as supplemented by Archon's protocol and to prepare phase I environmental reports (the "PHASE I REPORTS") on all Owned Properties and Leased Properties (excepting therefrom all non golf course Leased

Property that is not adjacent to or used directly in the operation of any golf course) (and NGP shall deliver to Buyer a copy of each such Phase I Reports); PROVIDED, HOWEVER, in the case of the Leased Properties such phase I environmental assessments shall be conducted in accordance with and to the extent permitted under the terms of the Leases and PROVIDED, FURTHER, that if and to the extent such Leases prohibit such phase I environmental assessments, NGP shall use commercially reasonable efforts to seek such permission, waiver or exception from the applicable landlords (Buyer hereby agreeing that it is commercially reasonable for NGP and NGOP to take into account the need to cause any Covered Lease to be a Consented Lease in determining whether and to what extent to seek such permission, waiver or exception).

     (b) NGP shall also engage and direct the Environmental Consultant(s) to conduct such further investigations (which may include sampling of soil, sediment, ground water, surface water and/or building material) and to prepare such further or supplementary environmental reports as are reasonably necessary to investigate violations of Environmental Law and Recognized Environmental Conditions (as defined in ASTM standard E-1527-00) identified in the Phase I Reports or, in the reasonable judgment of Buyer or the lenders providing the Financing, to investigate potentially adverse environmental conditions identified in the Phase I Reports (as evidenced by a certificate addressed to Buyer from such lenders which states that such investigative requirements are, in such lenders' sole judgment, consistent with such lenders' customary practices for similar transactions), such further or supplementary reports to be prepared in accordance with such standards and in a manner customary for such reports and within a reasonable period of time following delivery of the Phase I Reports (together with the Phase I Reports, the "ENVIRONMENTAL REPORTS"). NGP shall deliver to Buyer a copy of each such Environmental Report. In addition to that which is required under ASTM standard E-1527-00, as supplemented by Archon's protocol, the Environmental Consultant(s) shall provide an estimated cost of all investigation (other than any phase II investigations performed pursuant to this Section 6.14 or Section 9.11 of the Purchase Agreement), cleanup, remediation, disposal and corrective action necessary to address the Recognized Environmental Conditions (as defined in ASTM standard E-1527-00) identified in such Environmental Reports. Notwithstanding the foregoing, with respect to the Leased Properties such further investigations shall be limited by and performed in accordance with the terms of the Leases; PROVIDED, HOWEVER, that if and to the extent such Leases prohibit or limit such further investigations, NGP shall use commercially reasonable efforts to seek such permission, waiver or exception from the applicable landlords (Buyer hereby agreeing that it is commercially reasonable for NGP to take into account the need to cause any Covered Lease to be a Consented Lease in determining whether and to what extent to seek such permission, waiver or exception).

     (c) NGP shall use reasonable best efforts to cause the Environmental Consultant(s) to: (i) deliver to Buyer copies of all drafts of the Environmental Reports supplied to NGP and reflect in such reports such comments as Buyer shall reasonably propose, (ii) make available to Buyer and its Representatives all pertinent documents in the Environmental Consultant's possession relating to the Environmental Reports, and (iii) at no cost to Buyer, provide to Buyer, its underwriters or those persons providing financing to Buyer the right to rely on the Environmental Reports, as evidenced by a reliance letter from the Environmental Consultant(s) reasonably satisfactory to Buyer and those persons providing financing to Buyer. NGP shall consider all reasonable requests from Buyer and its Representatives to consult with the Environmental Consultant(s) in relation to the content of the Environmental Reports.

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

     Section 6.15. GUARANTEE.

     (a) Simultaneously with the signing of this Agreement, Buyer has delivered to NGP a guarantee in the form set forth in Exhibit E (the "GUARANTEE") from GS Capital Partners 2000, L.P., Whitehall Street Global Real Estate Limited Partnership, 2001 and SOF-VI US Holdings, L.L.C. (collectively, the "GUARANTORS") to secure the obligation of Buyer to pay damages of NGP and any NGP Subsidiary in the event that the Closing does not occur as a result of a material breach of this Agreement or the Purchase Agreement by Buyer, NGP Merger Sub, NGOP Merger Sub or Acquiror.

     (b) If (x) the Closing occurs and the NGP Merger and the NGOP Merger are consummated or (y) this Agreement is terminated in accordance with the terms hereof and none of NGP or any Price Entity has delivered a notice of breach of this Agreement or the Purchase Agreement, respectively to Buyer or Acquiror, as the case may be, within five business days of such termination, the Guarantee shall terminate.

     (c) NGP and NGOP acknowledge and agree that their sole recourse for money damages for a breach of this Agreement by Buyer shall be to claim against the Buyer or the Guarantors and the maximum aggregate liability of the Buyer and the Guarantors for money damages for breaches of the Agreement shall be limited to the amount of $25 million (such amount, the "CAP"), and in no event shall NGP or NGOP seek to recover any money damages for a breach of this Agreement from Buyer or the Guarantors other than pursuant to this Section 6.15 and the Guarantee. Except for the express obligations of the Guarantors under the Guarantee, no member, shareholder, affiliate, officer, employee, controlling person or stockholder of Buyer or Acquiror or their affiliates (other than Buyer and Acquiror) shall have any liability for any obligations of Buyer or Acquiror with respect to or arising under this Agreement or the Purchase Agreement or the transactions contemplated hereby and thereby or in respect of any other parties' obligations arising under the Guarantee. Notwithstanding anything in this
Section 6.15 to the contrary, NGP and NGOP may seek to recover from Buyer and the Guarantors the costs and expenses incurred by NGP and NGOP to enforce this Agreement and such costs and expenses shall not be subject to the Cap.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

     Section 7.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE MERGER. The obligations of Buyer, NGP, NGOP and NGOP Merger Sub to effect the NGP Merger and the NGOP Merger shall be subject to the satisfaction or, if permitted by applicable Law, waiver prior to the Closing Date of the following conditions:

     (a) the Stockholder Approval shall have been obtained and this Agreement and the transactions contemplated hereby shall have been approved and adopted by the holders of NGOP Common Units and the holders of the Series A Preferred Units and Series B Preferred Units in accordance with the NGOP Partnership Agreement and the DRULPA;

     (b) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "INJUNCTION") on the consummation of the

NGP Merger or the NGOP Merger shall be in effect and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits or makes illegal consummation of the NGP Merger or the NGOP Merger (each party agreeing to use its reasonable best efforts to have any such prohibition lifted);

     (c) each of the conditions set forth in Article XI of the Purchase Agreement (other than the condition set forth in Section 11.1(c)) shall have been satisfied or waived in accordance with the terms thereof and the parties to such Purchase Agreement shall be prepared to close the transactions contemplated by such agreement substantially simultaneously with the Closing hereunder;


     (d) any waiting period applicable under the HSR Act or other applicable antitrust laws shall have been terminated or expired; and

     (e) all consents, approvals, waivers and authorizations required to be obtained from all Governmental Entities to effect the NGP Merger and the NGOP Merger and to maintain the Permits in effect following the Closing on substantially the same terms as in effect on the date hereof shall have been obtained, except where the failure to obtain any such consents, approvals and authorizations could not reasonably be expected to result, either individually or in the aggregate, in a NGP Material Adverse Effect, disregarding for purposes of this section 7.01(e) the qualification contained in clause (C) of the definition of NGP Material Adverse Effect.

     Section 7.02. CONDITIONS TO THE OBLIGATIONS OF NGP AND NGOP. The obligations of NGP and NGOP to effect the NGP Merger and the NGOP Merger are subject to the satisfaction or, if permitted by applicable Law, waiver prior to the Closing Date of the following further conditions:

     (a) each of the representations and warranties (which for the purposes of this Section 7.02(a) shall be read as though none of them has any material adverse effect or materiality qualifications) of Buyer and NGOP Merger Sub were true and correct in all respects (i) as of the date of this Agreement and (ii) as of the Closing Date as though made on and as of the Closing Date (except, in the case of (i) and (ii), that if such representations and warranties speak as of a specific date they shall be true and correct as of such date), except where the failure or failures of such representations and warranties to be true and correct would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the ability of Buyer or NGOP Merger Sub to perform its obligations hereunder, and NGP shall have received a certificate signed on behalf of Buyer and NGOP Merger Sub by the authorized representative of each such entity to the foregoing effect; and

     (b) each of Buyer and NGOP Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and NGP shall have received a certificate signed on behalf of each of Buyer and NGOP Merger Sub by the authorized representative of each such entity to the foregoing effect.

     Section 7.03. CONDITIONS TO THE OBLIGATIONS OF BUYER AND NGOP MERGER SUB. The obligations of Buyer and NGOP Merger Sub to effect the NGP Merger and the NGOP Merger are subject to the satisfaction or, if permitted by applicable Law, waiver prior to the Closing Date of the following further conditions:

     (a) the representations and warranties of NGP and NGOP (which for the purposes of this Section 7.03(a) shall be read as though none of them has any NGP Material Adverse Effect or materiality qualifications) set forth in this Agreement (other than those set forth in Sections 3.03, the second sentence of 3.13(b), 3.19(b) and 3.22) were true and correct (i) as of the date of this Agreement, and (ii) as of the Closing Date as though made on and as of the Closing Date (except in the case of (i) and (ii), that if such representations and warranties speak as of a specific date they shall be true and correct as of such date), except where the failure or failures of such representations and warranties to be true and correct would not reasonably be expected to have, either individually or in the aggregate, a NGP Material Adverse Effect, and Buyer shall have received a certificate signed on behalf of NGP by the Chief Executive Officer and the Chief Financial Officer (or equivalent officer) of NGP to the foregoing effect;

     (b) the representation and warranty of NGP and NGOP in the second sentence of Section 3.13(b) shall be true and correct as of such date, except where the failure of such representation and warranty to be true and correct (1) would not reasonably be expected to have, either individually or in the aggregate, a NGP Material Adverse Effect and (2) would not cause the condition set forth in
Section 7.03(i) not to be satisfied if all Omitted Leases (which are Leases that were not listed as Covered Leases but that which, had such representation and warranty been true and correct, would have been listed as Covered Leases (using the same methodology and criteria as were used in defining which Leases are Covered Leases)), if any, had appeared in the appropriate section of Schedule 11.2(d) of the Disclosure Letter (using the same methodology and criteria as applied to Covered Leases to determine whether any of the Omitted Leases become Consented Leases);

     (c) each of NGP and NGOP shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate signed on behalf of NGP by the Chief Executive Officer and the Chief Financial Officer (or equivalent officer) of NGP to the foregoing effect;

     (d) (i) the representations and warranties set forth in Sections 3.03 and
3.22 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that if such representations or warranties speak as of a specific date or as of the date hereof only, they shall be true and correct as of such date or as of the date hereof, respectively), (ii) the aggregate amount of Transaction Fees of Wachtell, Lazard, Latham, B of A, PwC and the Other Bidders incurred between September 6, 2002 and the Closing Date shall not exceed in any material respect the aggregate amount set forth on Section 3.19(b)(ii) of the NGP Disclosure Schedule, and (iii) and Buyer shall have received a certificate signed on behalf of NGP by the Chief Executive Officer and the Chief Financial Officer (or equivalent officer) of NGP to the foregoing effect;

     (e) NGP shall have received (and furnished to Buyer evidence thereof reasonably satisfactory to Buyer) any necessary or required approvals and consents (which shall not have expired or been withdrawn) from all third parties (other than Governmental Entities) necessary or required to complete the NGP Merger and the NGOP Merger and to maintain the Contracts in effect following the Closing on substantially the same terms as in effect on the date hereof, other than any such approvals and consents the absence of which does not and would not reasonably be expected to have a NGP Material Adverse Effect;

     (f) Buyer shall have received (i) one or more opinions in form and substance reasonably acceptable to Buyer of outside counsel or an accounting firm selected by NGP and reasonably acceptable to Buyer, dated as of the Closing Date, that, commencing with its taxable year beginning January 1 of its oldest open year and ending immediately prior to the First Effective Time, NGP was organized and has operated in conformity with the requirements for qualification as a real estate trust under Sections 856 through 860 of the Code (with customary exceptions, assumptions and qualifications based on customary representations), and (ii) a related party tenant analysis of NGP and NGOP on the one hand and any of the Price Entities on the other hand prepared by outside counsel or an accounting firm selected by NGP and reasonably satisfactory to Buyer;

     (g) the lenders who are to provide the Financing for the transactions contemplated hereby shall not have declined to provide such Financing or renew their commitment as a result of there having occurred after the date of this Agreement (i) any general suspension of trading in, or limitation on prices for, securities on the NYSE for three or more consecutive business days, including but not limited to any changes in trading conditions resulting from actual or threatened terrorist attacks, responses by the United States or its allies thereto, or the effects thereof; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or New York for three or more consecutive business days; (iii) the commencement or material escalation of a war, armed hostilities or other international or national crisis or security event directly or indirectly involving the United States or any of its territories after the date of this Agreement, including without limitation, any acts of terrorism, domestic or foreign or responses of the United States or its allies, or a national or international economic or financial crisis or other significant event, the result of which there has occurred any material disruption or material adverse change in the U.S. commercial credit, debt capital or commercial mortgage-backed securities markets for a period of three or more consecutive business days; or (iv) any limitation by any governmental, regulatory or administrative agency or authority which prohibits the extension of credit by banks or other lending institutions in the United States or New York for a period of three or more consecutive business days in a manner that prevents the lenders from providing the Financing (and, in the event that the lenders decline to provide such Financing or renew their commitment on the same terms as a result of (i), (ii), (iii) or (iv), Buyer shall deliver to NGP a certificate to that effect signed by a responsible officer of each of the lenders);

     (h) Environmental Reports for the Owned Properties and the Leased Properties to be prepared in accordance with Section 6.14 of this Agreement shall have been completed (excepting therefrom all non golf course Leased Property that is not adjacent to or used directly in the operation of any golf course), and the aggregate reasonably estimated cost of all investigations (other than any phase II investigations required to be performed pursuant to Section 6.14 or Section 9.12 of the Purchase Agreement), cleanup, remediation, disposal and corrective action identified in such Environmental Reports (with respect to the Leases excluding costs for which NGP or any of the NGP Subsidiaries is indemnified or is otherwise entitled to seek reimbursement from a landlord or other responsible party who has reasonably sufficient credit to pay such costs) that is either (i) required to be taken in order that the Owned Properties and the Leased Properties or the current use and operation thereof comply with, or have no liability under, Environmental Laws or (ii) required to be taken by the lenders providing the Financing or for which funds are required by such lenders to be reserved and not used for any other purpose or otherwise required by such lenders to be contributed to Buyer by its owners to pay such costs (as evidenced by a certificate addressed to Buyer to such effect from such lenders which states that such requirements are, in such lenders' sole judgment, consistent with such lenders' customary practices for similar transactions) shall not exceed in the case of clauses (i) and (ii) together $15 million (and when aggregated with the estimated costs in Section 11.2(f) of the Purchase Agreement such total costs shall not exceed $25 million); and

     (i) the aggregate budgeted lease amount set forth opposite all Leases and AGC Leases on Schedule 11.2(d) of the Disclosure Letter (the "COVERED LEASES") which at the Closing are not Consented Leases shall not exceed the Lease Threshold Amount and Buyer shall have received a certificate signed on behalf of NGP by the Chief Executive Officer and the Chief Financial Officer (or equivalent officer) of NGP to the foregoing effect.

     For the avoidance of doubt, for the purposes of determining whether the condition in paragraph (a) of this Section 7.03 has been satisfied, Section 3.08(a) shall be read as though the words "an adverse effect on the business, assets, liabilities, financial condition or results of operations of NGP and the NGP Subsidiaries" are substituted for the existing words "a NGP Material Adverse Effect".

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

     Section 8.01. TERMINATION. This Agreement may be terminated and the NGP Merger and the NGOP Merger (together but not individually) may be abandoned at any time prior to the First Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

     (a) by mutual written consent duly authorized by the Board of Directors of NGP and by Buyer;

     (b) by NGP, on the one hand, or Buyer, on the other hand, if the Closing shall not have been consummated on or before March 30, 2003, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

     (c) by NGP, on the one hand, or Buyer, on the other hand (provided that the terminating party is not then in material breach of any representation or warranty (without giving effect to any qualification as to materiality set forth in such representation or warranty) or any covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of any of Buyer or NGOP Merger Sub, in the case of a termination by NGP, or NGP

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

or NGOP, in the case of a termination by Buyer, which breach, individually or together with all other such breaches, would constitute, if occurring or continuing on the Closing Date, the failure of any of the conditions set forth in Section 7.02 or 7.03, as the case may be, and which, if curable, is not cured within 30 days following written notice to the party committing such breach or by its nature or timing cannot be cured prior to the Closing Date;

     (d) by either Buyer or NGP, if (x) any Governmental Authority of competent jurisdiction fails to grant a regulatory approval or consent and such denial has become final and nonappealable, as a result of which the condition set forth in
Section 7.01(e) shall become incapable of being satisfied or (y) any Governmental Authority of competent jurisdiction shall have issued a final, nonappealable Injunction or promulgated any Law enjoining or otherwise prohibiting the consummation of the NGP Merger or the NGOP Merger, unless the failure of this condition to have been satisfied shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

     (e) by Buyer, if (i) the NGP Board shall have withdrawn, modified or changed its recommendation of the adoption of this Agreement in a manner adverse to Buyer, (ii) the NGP Board shall have recommended to the stockholders of NGP a Competing Transaction or (iii) NGP shall fail to include in the Proxy Statement its approval or recommendation of the NGP Merger and this Agreement;

     (f) by Buyer or NGP, if the Stockholder Approval shall not have been obtained at the NGP Stockholders' Meeting or any adjournment or postponement thereof; or

     (g) by Buyer or NGP, if the Purchase Agreement shall have been terminated (in the case of Buyer, unless the termination of such agreement was due to the failure of any affiliate of Buyer to perform or observe the covenants of such party thereunder).

     Section 8.02. EFFECT OF TERMINATION. Except as provided in Section 9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Buyer, NGP, NGOP, NGP Merger Sub or NGOP Merger Sub or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease (subject to Section 9.04); PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for the breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement. In the event of termination of this Agreement by either Buyer or NGP pursuant to Section 8.01 hereof, the terminating party shall give prompt written notice thereof to the non-terminating party.

     Section 8.03. TERMINATION FEE.

     (a) Upon the happening of a Triggering Event, NGP shall pay to Buyer the amount of $15 million (the "TERMINATION FEE") plus Expense Reimbursement, by wire transfer of immediately available funds (1) on the second business day after such termination in the case of clause (i) of the definition of Triggering Event or (2) in the case of clause (ii) of the definition of Triggering Event, on either (A) in the event of a NGP Business Combination, the date the NGP Business Combination is consummated, or (B) in the event of a Stock Acquisition the earlier of the date of the Stockholders Meeting or the cancellation of the Stockholders Meeting. In no event shall more than one Termination Fee be payable under this Agreement. "TRIGGERING EVENT" means any one of the following:

          (i) a termination of this Agreement by Buyer pursuant to Section 8.01(e); or

          (ii) a termination of this Agreement by Buyer pursuant to Section 8.01(c) or by Buyer or NGP pursuant to Section 8.01(f) if, in the case of termination under either Section 8.01(c) or 8.01(f), (A) any person or group (which includes a "person" or "group" as such terms are defined in Section 13(d)(3) of the Exchange Act) other than Buyer or NGOP Merger Sub shall have acquired beneficial ownership of more than 50% of the outstanding shares of NGP Common Stock prior to the Stockholders Meeting (a "STOCK ACQUISITION"), or (B) (i) any NGP Business Combination is publicly proposed or announced or (in the case of a termination pursuant to Section 8.01(c) only) made to NGP (whether or not conditional) on or after the date hereof and, in the case of a termination in respect of 8.03(f) only, (aa) such announcement is prior to the Stockholders Meeting and (bb) such NGP Business Combination or public announcement shall not have been publicly withdrawn not less than five days prior to the date of such Stockholders Meeting, and (ii) such NGP Business Combination or any other NGP Business Combination which results in the stockholders of NGP receiving consideration that, from a financial point of view, is equal to or greater than that they will receive in the NGP Merger, is consummated by NGP within 12 months of such termination of this Agreement.

     (b) In the event of termination of this Agreement (other than a termination by NGP (x) pursuant to Section 8.01(b), if the failure of the Closing to occur by March 31, 2003 was due to the failure of Buyer and/or its affiliates to perform or observe the covenants of such parties set forth herein, (y) pursuant to Section 8.01(c) or (z) pursuant to Section 8.01(g) if the termination of the Purchase Agreement was due to the failure of any affiliate of Buyer to perform or observe such party's covenants thereunder), NGP shall pay Buyer the Expense Reimbursement if an NGP Business Combination is consummated by NGP within 12 months of such termination. Such Expense Reimbursement shall be payable by NGP, by wire transfer of immediately available funds, on the date such NGP Business Combination is consummated.

     (c) The parties acknowledge that the agreements contained in paragraphs (a) and (b) of this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, they would not enter into this Agreement; accordingly, if NGP fails to pay promptly any fee payable by it pursuant to this Section 8.03, then NGP shall pay to Buyer such fee, together with interest on the amount of the fee at the prime rate of Bank of America from the date such payment was due under this Agreement until the date of payment. Further, nothing in this Section 8.03 shall be deemed to limit any liability of any party hereto for any breach in any material respect of any representations, warranties or covenants contained in this Agreement that occurs prior to termination of this Agreement. The provisions of this Section 8.03 shall not derogate from any other rights or remedies which the Buyer may possess under this Agreement or under applicable law.

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

     (d) "EXPENSE REIMBURSEMENT" shall mean all reasonable out-of-pocket fees and expenses incurred by Buyer (and its agents and representatives) or on its behalf in connection with the NGP Merger and the NGOP Merger and the proposed financing thereof (including travel expenses of such parties, HSR Act filing fees, fees and expenses of accountants, appraisers, engineers, consultants and other persons engaged to perform due diligence, syndication and other expenses and commitment fees of prospective financing sources by Buyer and reasonable attorneys' fees and expenses of counsel for Buyer), provided that the Expense Reimbursement shall in no event exceed $10 million.

     (e) "NGP BUSINESS COMBINATION" shall mean:

          (i) any merger, consolidation or other business combination or transaction (including the acquisition of voting securities but excluding any exchange of NGOP Common Units for shares of NGP Common Stock) as a result of which the shareholders of NGP immediately prior to such transaction would hold voting securities representing less than 50% of the voting power of all voting securities outstanding immediately following such transaction (other than the transactions contemplated by Articles II and III of the Amended and Restated Reorganization Agreement); PROVIDED that if the merger, consolidation, other business combination or transaction involves an exchange of NGOP Common Units for shares of NGP Common Stock, the voting power of the NGP stockholders both before and after such merger, consolidation, other business combination or transaction should be determined after giving effect to such exchange;

          (ii) the acquisition of 50% or more of the assets of NGP or the NGP Subsidiaries taken as a whole (including capital stock or equity interests of any NGP Subsidiary) by a person who is not a controlled affiliate of NGP (other than the transactions contemplated by Articles II and III of the Amended and Restated Reorganization Agreement); or

          (iii) for purposes of Section 8.03(b) only, (A) any merger, consolidation or other business combination or transaction (including the acquisition of voting securities but excluding any exchange of NGOP Common Units for shares of NGP Common Stock) as a result of which the shareholders of NGP immediately prior to such transaction would hold voting securities representing less than 80% of the voting power of all voting securities outstanding immediately following such transaction (other than the transactions contemplated by Articles II and III of the Amended and Restated Reorganization Agreement); PROVIDED that if the merger, consolidation, other business combination or transaction involves an exchange of NGOP Common Units for shares of NGP Common Stock, the voting power of the NGP stockholders both before and after such merger, consolidation, other business combination or transaction should be determined after giving effect to such exchange), or (B) any refinancing of at least 66% of the aggregate existing Indebtedness on the date hereof, which has a remaining average life to maturity of at least three years, of NGP and the NGP Subsidiaries.

     Section 8.04. AMENDMENT. This Agreement may be amended by mutual agreement of the parties hereto at any time prior to the Second Effective Time; PROVIDED, HOWEVER, that, after the approval of this Agreement by the stockholders of NGP, no amendment may be made that would require further stockholder approval without first obtaining such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 8.05. WAIVER. At any time prior to the First Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any waiver of a condition set forth in Section 7.01, or any determination that such a condition has been satisfied, will be effective only if made in writing by each of NGP and Buyer.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     Section 9.01. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the First Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Articles I and II and Sections 6.04 and 6.05 and this Article IX shall survive the Second Effective Time and those set forth in Section 6.02(b), 8.02 and 8.03 and this Article IX shall survive termination. Each party agrees that, except for the representations and warranties contained in this Agreement and the NGP Disclosure Schedules, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives with respect to the execution and delivery of this Agreement or the transactions contemplated herein, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

     Section 9.02. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. No termination of this Agreement pursuant to Article VIII shall be effective until the terminating party delivers notice of such termination to the other parties hereto in accordance with this Section 9.02. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

     if to Buyer or NGOP Merger Sub:

                Goldman Sachs & Co.
                85 Broad Street
                New York, NY 10004
                Tel: 212-902-5761

                Fax: 212-357-5505
                Attention: Ben Adler

     with a copy to:


                Fried, Frank, Harris, Shriver & Jacobson
                One New York Plaza
                New York, New York  10004-1980
                Attn: F. William Reindel
                Fax:  (212) 859-8000

     and to:

                Starwood Capital Global Capital Group, LLC
                591 West Putnam Avenue
                Greenwich, CT 06830
                Phone: 203-422-7714
                Fax: 203-422-7814
                Attention: Madison Grose

     with a copy to:

                Dechert
                4000 Bell Atlantic Tower
                1717 Arch Street
                Philadelphia, Pennsylvania  19103
                Attn: Barton J. Winokur
                      Carmen J. Romano


     if to NGP or NGOP:

                National Golf Properties, Inc.
                2951 28th Street, Suite 3001
                Santa Monica, CA  90405
                Attention:  General Counsel
                Telephone:  (310) 664-4100
                Telecopier:  (310) 664-6170
     with a copy to:

                Wachtell, Lipton, Rosen & Katz
                51 West 52nd Street
                New York, NY  10019
                Attention:  Adam D. Chinn
                            David C. Karp
                Telephone:  (212) 403-1000
                Telecopier:  (212) 403-2000

     Section 9.03. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

     (a) "ACQUIROR" shall have the meaning set forth in the Purchase Agreement;

     (b) "AFFILIATE" shall mean any individual, partnership, corporation, entity or other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified;

     (c) "BUSINESS DAY" shall mean any day that the NYSE is normally open for trading and that is not a day on which banks in the City of Los Angeles or the City of New York are authorized or required to close for regular banking business;

     (d) "KNOWLEDGE" means, with respect to any matter in question that the executive officers of Buyer or NGP, as the case may be, have actual knowledge after reasonable inquiry;

     (e) "LEASE THRESHOLD AMOUNT" shall have the meaning set forth in the NGP Lease Consent Letter;

     (f) "NGP LEASE CONSENT LETTER" shall mean the lease consent letter, dated as of the date hereof, among the parties hereto;

     (g) "NYSE" means the New York Stock Exchange;

     (h) "PERSON" means any individual, corporation, company, partnership (limited or general), limited liability company, joint venture, association, trust or other business entity;

     (i) "PRICE DISCLOSURE SCHEDULE" has the meaning set forth in the Purchase Agreement;

     (j) "PRICE ENTITY" has the meaning set forth in the Purchase Agreement;

     (k) "REFINANCING AMOUNT" shall be the amount required to repay in full on the Closing Date all amounts outstanding under the (1) Note Purchase Agreement, dated as of December 15, 1994, between NGOP and the purchasers party thereto, as amended, (2) Note Purchase Agreement, dated as of July 1, 1996, between NGOP and the purchasers party thereto, as amended, (3) Amended and Restated Credit Agreement, dated as of July 30, 1999, among

NGP, NGOP and the lenders named therein, as amended, (4) the Note Purchase Agreement, dated as of July 30, 1996 (as amended) between AGC and the purchasers party thereto and (5) the Credit Agreement, dated as of July 30, 1996, as amended, between AGC and Bank of America, N.A.;

     (l) "REGISTRATION RIGHTS AGREEMENTS" shall mean the (a) Amended and Restated Registration Rights Agreement, dated as of April 20, 1998, by and among NGP, NGOP and the unit holders named therein, (b) Amended and Restated Registration Rights Agreement, dated as of July 28, 1999, by and among NGP, NGOP and the unit holders named therein, (c) Unit Exchange and Registration Rights Agreement, dated as of July 22, 2002, by and among NGP, American International Golf, Inc., David G. Price and the David G. Price Trust and (d) Unit Exchange and Registration Rights Agreement, dated as of July 19, 2002, by and among NGP, American International Golf, Inc., Bank of America, N.A. and the Purchasers party thereto;

     (m) "RENT DEFERRAL AGREEMENT" shall mean the Rent Deferral Agreement, dated as of July 19, 2002, by and among NGP, NGOP, American International Golf, Inc., American Golf Corporation, Golf Enterprises, Inc., David G. Price and the David
G. Price Trust dated March 5, 1998, as amended; and

     (n) "SUBSIDIARY" or "SUBSIDIARIES" of a person shall mean any other person 50% or more of the voting stock (or of any other form of other voting or controlling equity interest in the case of a person that is not a corporation) of which is beneficially owned by the person directly or indirectly through one or more other persons or any person of whom such person is a general partner.

     Section 9.04. EXPENSES. Except as otherwise provided in Section 8.03, all costs and expenses incurred in connection with this Agreement, the NGP Merger and the NGOP Merger shall be paid by the party incurring such expenses, whether or not the NGP Merger or the NGOP Merger is consummated.

     Section 9.05. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 9.06. ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties; PROVIDED, HOWEVER, that Buyer may assign all of its rights and obligations under this Agreement and the transactions contemplated hereby to the NGP Surviving Company, NGOP Merger Sub and any other directly or indirectly wholly owned subsidiary of Buyer (in which case, upon the Closing but not prior to the Closing, Buyer will be released from all obligations under this Agreement) if such assignment does not (a) alter or change the amount of consideration to be issued to holders of NGP Common Stock or NGOP Common Units as provided herein, (b) delay the consummation of the transactions contemplated hereby, or (c) adversely affect any party's ability to satisfy any of the closing conditions set forth in
Article VII. Buyer, NGP Merger Sub and NGOP Merger Sub acknowledge and agree that any representation, warranty or covenant of NGP or any NGP Subsidiary which is breached or is not true and correct shall be deemed true and correct and not breached to the extent such breach or inaccuracy resulted from such an assignment by Buyer. Subject to the preceding two sentences, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 6.05 (the "THIRD PARTY PROVISION"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provision may be enforced by the beneficiaries thereof.

     Section 9.07. INCORPORATION OF EXHIBITS. The NGP Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

     Section 9.08. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that, prior to the termination of this Agreement pursuant to Section 8.01 in accordance with its terms, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. Notwithstanding anything to the contrary herein, none of NGP or any NGP Subsidiary shall seek equitable relief or damages, except for a claim under the Guarantee against the parties thereto (and in such case, only to the extent set forth therein), from any member or shareholder of Buyer or any affiliate thereof (other than Buyer or Acquiror).

     Section 9.09. GOVERNING LAW. Except to the extent that the NGP Merger is mandatorily governed by the MGCL, this Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law provisions thereof that may require the application of the laws of another jurisdiction (except to the extent that mandatory provisions of federal law are applicable). The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court (and agree not to bring any such action or proceeding in any other court). The parties hereby consent to and grant any such court jurisdiction over the person of such parties and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in this
Section 9.09 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     Section 9.10. INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be deemed to be construed to require NGP, NGOP, Buyer, NGP Merger Sub and NGOP Merger Sub or their respective subsidiaries or affiliates to take any action which would violate applicable Law. References to dollar amounts herein shall not be deemed an admission that such amounts are material.

     Section 9.11. COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.12. ENTIRE AGREEMENT. This Agreement (including the Disclosure Letter, the attachments hereto and the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Confidentiality Agreement.

     Section 9.13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, Buyer, NGP, NGOP and NGOP Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    NATIONAL GOLF PROPERTIES, INC.

                                    By:/s/ Charles S. Paul
                                       -----------------------------------
                                       Name: Charles S. Paul
                                       Title: Interim Chief Executive Officer

                                    NATIONAL GOLF OPERATING PARTNERSHIP, L.P.

                                    By:  National Golf Properties, Inc.,
                                         its General Partner

                                       By:/s/ Charles S. Paul
                                          --------------------------------
                                          Name: Charles S. Paul
                                          Title: Interim Chief Executive Officer













                             [NGP MERGER AGREEMENT]

                                    NGP LLC

                                    By:/s/ Elizabeth Burban
                                       -----------------------------------
                                       Name: Elizabeth Burban
                                       Title: Vice President

                                    NEW NGOP LLC

                                    By:/s/ Elizabeth Burban
                                       -----------------------------------
                                       Name: Elizabeth Burban
                                       Title: Vice President













                             [NGP MERGER AGREEMENT]